                                                                  Exhibit 10.06






                      AMENDED AND RESTATED CREDIT AGREEMENT

                           Dated as of April 16, 2001

                                      Among

                          TELESPECTRUM WORLDWIDE INC.,

                                  as BORROWER,

                                       and

                            THE LENDERS NAMED HEREIN,

                                       and

                                   BNP PARIBAS

                  as ADMINISTRATIVE AGENT and COLLATERAL AGENT

ARTICLE I   DEFINITIONS AND ACCOUNTING TERMS.................................2

      SECTION 1.01.     Certain Defined Terms................................2

      SECTION 1.02.     Computation of Time Periods; Other Definitional
                        Provisions..........................................25

      SECTION 1.03.     Accounting Terms....................................25

ARTICLE II  AMOUNTS AND TERMS OF THE ADVANCES...............................25

      SECTION 2.01.     Term Advances and Term Notes........................25

      SECTION 2.02.     Working Capital Advances............................28

      SECTION 2.03.     [Intentionally Omitted].............................30

      SECTION 2.04.     Repayment of Advances and Deferred Interest
                        Notes...............................................30

      SECTION 2.05.     Termination or Reduction of the Working Capital
                        Commitments.........................................31

      SECTION 2.06.     Prepayments.........................................31

      SECTION 2.07.     Interest............................................33

      SECTION 2.08.     Fees................................................34

      SECTION 2.09.     [Intentionally Omitted].............................35

      SECTION 2.10.     Increased Costs, Etc................................35

      SECTION 2.11.     Payments and Computations...........................36

      SECTION 2.12.     Taxes...............................................37

      SECTION 2.13.     Sharing of Payments, Etc............................39

      SECTION 2.14.     Use of Proceeds.....................................40

      SECTION 2.15.     Evidence of Debt....................................41

      SECTION 2.16.     Maximum Lawful Rate.................................41

ARTICLE III CONDITIONS OF LENDING...........................................42

      SECTION 3.01.     Conditions Precedent to Closing.....................42

      SECTION 3.02.     Conditions Precedent to Each Working Capital
                        Borrowing...........................................48

      SECTION 3.03.     Determinations Under Section 3.01...................49

ARTICLE IV  REPRESENTATIONS AND WARRANTIES..................................49

      SECTION 4.01.     Representations and Warranties of the Borrower......49

ARTICLE V   COVENANTS.......................................................55

      SECTION 5.01.     Affirmative Covenants...............................55

      SECTION 5.02.     Negative Covenants..................................61

      SECTION 5.03.     Reporting Requirements..............................68

      SECTION 5.04.     Financial Covenants.................................72

ARTICLE VI     EVENTS OF DEFAULT............................................74

      SECTION 6.01.     Events of Default...................................74

      SECTION 6.02.     [Intentionally omitted.]............................77

ARTICLE VII    THE AGENT....................................................77

      SECTION 7.01.     Authorization and Action............................77

      SECTION 7.02.     Agent's Reliance, Etc...............................77

      SECTION 7.03.     BNP and Affiliates..................................78

      SECTION 7.04.     Lender Party Credit Decision........................78

      SECTION 7.05.     Indemnification.....................................78

      SECTION 7.06.     Successor Agent.....................................79

      SECTION 7.07.     [Intentionally Omitted].............................79

ARTICLE VIII   MISCELLANEOUS................................................79

      SECTION 8.01.     Amendments, Etc.....................................79

      SECTION 8.02.     Notices, Etc........................................80

      SECTION 8.03.     No Waiver; Remedies.................................81

      SECTION 8.04.     Costs and Expenses..................................81

      SECTION 8.05.     Right of Set-off....................................82

      SECTION 8.06.     Binding Effect......................................83

      SECTION 8.07.     Assignments and Participations......................83

      SECTION 8.08.     Execution in Counterparts...........................85

      SECTION 8.09.     [Intentionally Omitted].............................85

      SECTION 8.10.     Jurisdiction, Etc...................................85

      SECTION 8.11.     Governing Law.......................................86

      SECTION 8.12.     Judgment............................................86

      SECTION 8.13.     Waiver of Jury Trial................................86

      SECTION 8.14.     Confidentiality.....................................86

      SECTION 8.15.     Release and Waiver..................................87

SCHEDULES
---------

Schedule I                 - Commitments and Domestic Lending Offices
Schedule IA                - Lenders' Pro Rata Shares of the Facilities
Schedule 1.01              - Accounts Payable
Schedule 3.01(a)(iii)(H)   - Blocked Accounts
Schedule 3.01(a)(iv)       - Guarantors
Schedule 3.01(a)(x)        - Jurisdictions of Activity as Foreign Corporation
Schedule 3.01(i)           - [Intentionally Omitted]
Schedule 3.01(k)           - Leased Real Property Report
Schedule 3.01(m)           - Management Incentive Program
Schedule 4.01(b)           - Subsidiaries of the Borrower
Schedule 4.01(d)           - Authorizations, Approvals, Actions, Notices and
                             Filings
Schedule 4.01(j)           - Pending Litigation
Schedule 4.01(o)           - Plans, Multiemployer Plans and Welfare Plans
Schedule 4.01(p)           - Open Years
Schedule 4.01(s)           - Existing Debt
Schedule 4.01(u)           - Locations of Inventory
Schedule 4.01(v)           - Leased Real Property
Schedule 4.01(w)           - Existing Investments
Schedule 4.01(x)           - Intellectual Property
Schedule 4.01(y)           - Existing Liens
Schedule 4.01(aa)          - Deposit Accounts
Schedule 4.01(bb)          - [Intentionally Omitted]
Schedule 4.01(cc)          - Proposals
Schedule 4.01(dd)          - Material Contracts
Schedule 5.02(b)(ii)(F)    - Structured Vendor Settlements
Schedule 5.04(e)           - Minimum Cumulative EBITDA

EXHIBITS
--------

EXHIBIT A-1    -        Form of Term Note
EXHIBIT A-2    -        [Intentionally Omitted]
EXHIBIT A-3    -        [Intentionally Omitted]
EXHIBIT A-4    -        Form of Working Capital Note
EXHIBIT B      -        Form of Notice of Borrowing
EXHIBIT C      -        Form of Assignment and Acceptance
EXHIBIT D      -        Form of Security Agreement
EXHIBIT E-1    -        Form of Canadian Security Agreement
EXHIBIT E-2    -        Form of Debenture
EXHIBIT E-3    -        Form of Debenture Pledge Agreement
EXHIBIT F-1    -        Form of U.S. Guaranty
EXHIBIT F-2    -        Form of Canadian Guaranty
EXHIBIT G      -        Form of Borrowing Base Certificate
EXHIBIT H-1    -        Form of Opinion of Counsel to Loan Parties
EXHIBIT H-2    -        Form of Opinion of Canadian Counsel to Loan Parties
EXHIBIT J      -        [Intentionally Omitted]
EXHIBIT I      -        [Intentionally Omitted]
EXHIBIT K-1    -        Form of Intercompany Subordination Agreement
EXHIBIT K-2    -        Form of Intercompany Note
EXHIBIT L      -        [Intentionally Omitted]
EXHIBIT M      -        [Intentionally Omitted]
EXHIBIT N      -        Form of Acknowledgment and Consent
EXHIBIT O      -        Form of Deferred Interest Note

                      AMENDED AND RESTATED CREDIT AGREEMENT

            This AMENDED AND RESTATED CREDIT AGREEMENT dated as of April 16, 2001 among TELESPECTRUM WORLDWIDE INC., a Delaware corporation (the "BORROWER"), the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Lenders (the "LENDERS"), BNP PARIBAS (f/k/a Banque Nationale de Paris) ("BNP"), as administrative agent (the "ADMINISTRATIVE AGENT"), and as collateral agent (together with any successors appointed pursuant to Article VII, the "COLLATERAL AGENT"; together with the Administrative Agent, the "AGENT") for the Lenders.

PRELIMINARY STATEMENTS:

            WHEREAS, pursuant to that certain Credit Agreement dated as of June 30, 1999, as amended, by and among Borrower, the banks, financial institutions and other institutional lenders listed on the signature papers thereof, and BNP, as collateral agent, swing line bank and initial issuing bank and Bank of America, N.A. (f//k/a Bank of America, National Trust and Savings Association), as administrative agent (the "EXISTING CREDIT AGREEMENT"), the Lenders have made certain credit facilities available to the Borrower for the purpose of, among other things, providing working capital for the Borrower and its Subsidiaries;

            WHEREAS, the parties to the Existing Credit Agreement have agreed to amend and restate the Existing Credit Agreement in order to, among other things,
(i) convert the Existing Term A Advances, Existing Term B Advances, Existing Term C Advances and certain of the Existing Working Capital Advances to Term Advances, (ii) establish a new Termination Date, (iii) amend certain of the financial covenants and (iv) make certain other amendments to the Existing Credit Agreement, all as set forth herein;

            WHEREAS, it is the intention of the Borrower, the Agent and the Lenders that such amendment and restatement of the Existing Credit Agreement shall not constitute a refinancing of, but rather a modification and continuation of, the Existing Advances outstanding on the Restatement Date;

            WHEREAS, to induce the Agent and the Lenders to enter into this Agreement, the Borrower has agreed to grant to the Agent, or confirm its grant to the Agent, on behalf of the Lenders, a first priority Lien on substantially all of its property (real, personal and mixed), including a pledge of all the capital stock or other ownership interests of its Subsidiaries; and

            WHEREAS, to induce the Agent and the Lenders to enter into this Agreement, each U.S. Subsidiary and each Foreign Subsidiary has agreed to guaranty, or confirm its guarantee of, the Obligations hereunder and the other Loan Documents, and each U.S. Subsidiary and each Foreign Subsidiary has agreed to secure its guaranty by granting to Agent, or confirming its grant to the Agent, on behalf of Lenders, a first priority Lien on substantially all of its respective property (real, personal and mixed).

            NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree that on the

Restatement Date the Existing Credit Agreement shall be amended and restated in its entirety as follows:

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

            SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "ACCOUNTS PAYABLE" means Debt consisting of trade payables incurred in the ordinary course of business which are (a) more than 60 days past due if they are obligations to vendors of telecommunications services, and (b) more than 90 days past due for all other vendors, as well as those obligations set forth on Schedule 1.01.

            "ACCOUNTS PAYABLE RESERVE" means the reserve against Working Capital Availability established by the Agent pursuant to Section 2.06(b)(v), in an amount from time to time equal to (a) the sum of all payments made pursuant to
Section 2.06(b)(v) minus (b) the sum of all Working Capital Advances made pursuant to Section 2.02(c).

            "ACKNOWLEDGEMENT AND CONSENT" means the Acknowledgement and Consent executed and delivered by each Loan Party substantially in the form of Exhibit N annexed hereto pursuant to which each such Person acknowledges and consents to this Agreement and confirms the continuing effectiveness of each Loan Document to which it is a party.

            "ADMINISTRATIVE AGENT" has the meaning specified in the recital of the parties to this Agreement.

            "ADVANCE" means a Term Advance, a Working Capital Advance or the principal amount of any Deferred Interest Note.

            "AFFILIATE" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Interests of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise.

            "AGENT" has the meaning specified in the recital of the parties to this Agreement.

            "AGENT'S ACCOUNT" means the account of the Agent maintained by the Agent at the Federal Reserve Bank of New York, 33 Liberty Street, New York, New York 10048, ABA No. 026007689, for further credit to Account No. 750420-701-03, or such other account maintained by the Agent and designated by the Agent in a written notice to the Lender Parties and the Borrower.

            "AGREEMENT VALUE" means, for each Hedge Agreement, on any date of determination, an amount determined by the Agent equal to: (a) in the case of a Hedge Agreement documented pursuant to the Master Agreement (Multicurrency-Cross Border) published by the International Swap and Derivatives Association, Inc. (the "MASTER AGREEMENT"), the amount, if any, that would be payable by any Loan Party, or any of its Subsidiaries to its counterparty to such Hedge Agreement, as if (i) such Hedge Agreement was being terminated early on such date of determination, (ii) such Loan Party or Subsidiary was the sole "Affected Party", and (iii) the Agent was the sole party determining such payment amount (with the Agent making such determination pursuant to the provisions of the form of Master Agreement); or (b) in the case of a Hedge Agreement traded on an exchange, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party party to such Hedge Agreement determined by the Agent based on the settlement price of such Hedge Agreement on such date of determination, or (c) in all other cases, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party party to such Hedge Agreement determined by the Agent as the amount, if any, by which (i) the present value of the future cash flows to be paid by such Loan Party or Subsidiary exceeds (ii) the present value of the future cash flows to be received by such Loan Party or Subsidiary pursuant to such Hedge Agreement; capitalized terms used and not otherwise defined in this definition shall have the respective meanings set forth in the above described Master Agreement.

            "APPLICABLE MARGIN" means [_____]% per annum.

            "APPROPRIATE LENDER" means, at any time, with respect to the Working Capital Facility, a Lender that has a Working Capital Commitment with respect to such Facility at such time.

            "APPROVED FUND" means, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

            "APPROVED MANAGING OFFICER" has the meaning specified in the definition of "Change in Control" set forth herein.

            "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

            "BASE RATE" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

                  (a) the rate of interest announced publicly by BNP in New York, New York, from time to time, as its prime rate (and such term shall not be construed to be its best or most favorable rate); and

                  (b) 1/2 of one percent per annum above the Federal Funds Rate.

            "BASE RATE ADVANCE" means an Advance that bears interest as provided in Section 2.07(a).

            "BLOCKED ACCOUNT" means a deposit account for which the Agent has received a Blocked Account Letter duly executed by the applicable Blocked Account Bank or over which the Agent holds a perfected Lien or similar security interest.

            "BLOCKED ACCOUNT LETTER" has the meaning specified in the U.S. Security Agreement.

            "BLOCKED ACCOUNT BANK" has the meaning specified in the U.S. Security Agreement.

            "BNP" has the meaning specified in the recital of the parties to this Agreement.

            "BORROWER" has the meaning specified in the recital of the parties to this Agreement.

            "BORROWER'S ACCOUNT" means the account of the Borrower maintained by the Borrower with BNP at BNP's office at 787 Seventh Avenue, New York, New York 10019, Account No. 205200-001-88. or such other account as the Borrower and the Agent may from time to time designate as the "Borrower's Account".

            "BORROWING BASE CERTIFICATE" means a certificate in substantially the form of Exhibit G hereto, duly certified by the chief financial officer of the Borrower.
            "BUSINESS DAY" means a day of the year on which banks are not required or authorized by law to close in New York City.

            "CANADIAN GUARANTY" means that certain Guaranty dated June 30, 1999 executed and delivered by each Canadian Subsidiary of the Borrower in favor of the Secured Parties, in the form of Exhibit F-2, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

            "CANADIAN SECURITY AGREEMENT" means that certain Security Agreement dated June 30, 1999 executed and delivered by each Canadian Subsidiary of the Borrower in favor of the Collateral Agent, in the form of Exhibit E-1, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

            "CANADIAN SUBSIDIARY" means any Subsidiary of the Borrower organized under the laws of Canada or any of the provinces of Canada.

            "CAPITAL EXPENDITURES" means, for any Person for any period, the sum of, without duplication, (a) all cash expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person plus (b) the aggregate principal amount of all Debt (including

Obligations under Capitalized Leases) assumed or incurred in connection with any such expenditures.

            "CAPITALIZED LEASES" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

            "CASH EQUIVALENTS" means any of the following, to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens other than Liens created under the Collateral Documents or Permitted Liens and having a maturity of not greater than 180 days from the date of acquisition thereof:
(a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the government of the United States,
(b) insured certificates of deposit of or time deposits with any commercial bank that is a Lender Party or a member of the Federal Reserve System and issues (or the parent of which issues) commercial paper rated as described in clause (c) and which is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1 billion, (c) commercial paper in an aggregate amount of no more than $250,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's Investors Service, Inc. or "A-1" (or the then equivalent grade) by Standard & Poor's Rating Group, a division of The McGraw-Hill Companies, Inc., or (d) Investments in money market or mutual funds that invest solely in Cash Equivalents of the types described in clauses (a), (b) and (c), above.

            "CHANGE OF CONTROL" means, at any time, (i) the most senior executive officer of the Borrower primarily responsible for its management shall cease, for any reason (other than at the request or direction of the Agent or the Lenders) to be Peter Pierce (or a successor thereto approved in writing by Required Lenders within 20 days of such cessation; such Person and any successor being the "APPROVED MANAGING OFFICER"); (ii) the board of directors of the Borrower shall cease for any reason to have no more than nine members or the board of directors of the Borrower shall cease for a period of more than 20 days, for any reason to include the Approved Managing Officer, one additional member of the Borrower's senior management, and at least three additional independent directors; or (iii) any Person, other than the MDC Group Investors, or related group for purposes of Section 13(d) of the Securities and Exchange Act of 1934 (as amended, the "EXCHANGE ACT"), together with any affiliates thereof, should become the beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act, directly or indirectly, of securities of the Borrower representing at least 50.1% of the capital stock entitled to vote for the election of the directors of the Borrower

            "COLLATERAL" means all "COLLATERAL" referred to in the Collateral Documents and all other property that is or is intended to be subject to any, Lien in favor of the Agent for the benefit of the Secured Parties.

            "COLLATERAL AGENT" has the meaning specified in the recital of the parties to this Agreement.

            "COLLATERAL DOCUMENTS" means the Security Agreements, the Debentures, the Debenture Pledge Agreements, the Deed of Charge and any other agreement that creates or purports to create a Lien in favor of the Agent for the benefit of the Secured Parties.

            "CONFIDENTIAL INFORMATION" means information that any Loan Party or any of its Subsidiaries furnishes to the Agent or any Lender Party on a confidential basis, but does not include any such information that is or becomes generally available to the public or that is or becomes available to the Agent or such Lender Party from a source other than any Loan Party or any of its Subsidiaries.

            "CONSOLIDATED" refers, with respect to any Person, to the consolidation of accounts of such Person and its Subsidiaries in accordance with GAAP.

            "CONTINGENT OBLIGATION" means, with respect to any Person, any Obligation or arrangement of such Person to guarantee or intended to guarantee any Debt, leases, dividends or other payment Obligations ("PRIMARY OBLIGATIONS") of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the Obligation of a primary obligor, (b) the Obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement or (c) any Obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or
(B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof, provided, however, that for purposes of this Agreement the term "Contingent Obligation" shall not include or be a reference to any such Obligation or arrangement of a Loan Party if such Obligation or arrangement guarantees an operating lease, consulting agreement or other operating agreement entered into by any of its Subsidiaries or another Loan Party in the ordinary course of such Subsidiary's or Loan Party's telemarketing business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

            "CURRENT ASSETS" of any Person means all assets of such Person that would, in accordance with GAAP, be classified as current assets of a company conducting a business the same as or similar to that of such Person, after deducting adequate reserves in each case in which a reserve is proper in accordance with GAAP.

            "CURRENT LIABILITIES" of any Person means (a) all Debt of such Person that by its terms is payable on demand or matures within one year after the date of determination other than Funded Debt and (b) all other items (including, without limitation, taxes accrued as estimated) that in accordance with GAAP would be classified as current liabilities of a company conducting a business the same or similar to that of such Person.

            "DEBENTURE" means that certain Demand Debenture dated as of June 30, 1999 executed and delivered by S&P Data Corp. (now known as TeleSpectrum Worldwide (Canada) Inc.), a Canadian Subsidiary of the Borrower, in favor of the Agent, in the form of Exhibit E-2, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

            "DEBENTURE PLEDGE AGREEMENT" means that certain Debenture Pledge Agreement dated June 30, 1999 executed and delivered by S&P Data Corp. (now known as TeleSpectrum Worldwide (Canada) Inc.), a Canadian Subsidiary of the Borrower, in favor of the Agent, in the form of Exhibit E-3, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

            "DEBT" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all Obligations, contingent or otherwise, of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than 60 days incurred in the ordinary course of such Person's business), (c) all Obligations, contingent or otherwise, of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations, contingent or otherwise, of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations, contingent or otherwise, of such Person as lessee under Capitalized Leases, (f) all Obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person or any warrants, rights or options (other than warrants, rights or options for which such Person has sole control over the terms and conditions of the exercise thereof) to acquire such capital stock, valued, in the case of Redeemable Preferred Interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Obligations of such Person in respect of Hedge Agreements, valued at the Agreement Value thereof, (i) all Contingent Obligations of such Person and (j) all indebtedness and other payment Obligations referred to in clauses (a) through (i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment Obligations.

            "DEFAULT" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

            "DEFAULT INTEREST PORTION" has the meaning specified in Section 2.01(h).

            "DEFERRED INTEREST NOTES" means, collectively, the deferred interest promissory notes executed and delivered by the Borrower pursuant to Section 2.07(c) or Section 3.01(b).

            "DOLLAR" and "$" each mean lawful money of the United States of America.
            "DOMESTIC LENDING OFFICE" means, with respect to any Lender Party, the office of such Lender Party specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party, as the case may be, or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Agent.

            "EBITDA" means, for any period, the sum, determined on a Consolidated basis without duplication, of (a) net income (or net loss), (b) Interest Expense net of interest income, (c) income tax expense, (d) depreciation expense, (e) amortization expense, (f) noncash charges incurred in connection with stock options granted to employees of the Borrower which charge reduces net income, (g) the commitment fees and other fees and expenses paid by the Borrower in connection with this Agreement, and (h) extraordinary or unusual or non-recurring transactional losses deducted in calculating net income less extraordinary or unusual gains or non-recurring transactional income added in calculating net income; provided, however, there shall be excluded from EBITDA, to the extent therein included, all non-cash foreign currency or Hedge Agreement (to the extent such Hedge Agreements are permitted under 5.02(b)(i)(A)) losses and all non-cash foreign currency or Hedge Agreement (to the extent such Hedge Agreements are permitted under 5.02(b)(i)(A)) gains.

            "ELIGIBLE ASSIGNEE" means (a) with respect to the Working Capital Facility and if a Default has not occurred and is not continuing at the time any assignment is effected pursuant to Section 8.07: (i) a Working Capital Lender;
(ii) an Affiliate of a Working Capital Lender; (iii) a commercial bank organized under the laws of the United States, or any State thereof and having a combined capital and surplus of at least $500,000,000; (iv) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof and having a combined capital and surplus of at least $500,000,000; (v) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow or a political subdivision of any such country, and having a combined capital and surplus of at least $500,000,000, so long as such bank is acting through a branch or agency located in the United States; (vi) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having a combined capital and surplus of at least $250,000,000; and (vii) any other Person approved by the Agent, any such approval not to be unreasonably withheld or delayed; and (b) with respect to the Term Loan Facility, any Lender, an Affiliate of a Lender, or any other Person approved by the Agent, such approval not to be unreasonably withheld or delayed; provided, however, that, in the case of clauses (a) and (b) above, neither any Loan Party nor any Affiliate of a Loan Party shall qualify as an Eligible Assignee under this definition.

            "ELIGIBLE RECEIVABLES" means any Receivables owned by any Loan Party free and clear of all Liens (other than Permitted Liens and Liens in favor of the Secured Parties securing the Secured Obligations) other than the following:

                  (a) Receivables that do not arise out of sales of goods or rendering of services in the ordinary course of such Loan Party's business;

                  (b) Receivables on terms other than those normal or customary in such Loan Party's business;

                  (c) Receivables owing from any Person that is an Affiliate of the Borrower;

                  (d) Receivables more than 90 days past the original invoice date;

                  (e) Receivables owing from any Person of which an aggregate amount of more than 25% of such Receivables owing is more than 60 days past due;

                  (f) Receivables owing from any Person (i) that has disputed liability for any Receivable owing from such Person or (ii) that has otherwise asserted any claim, demand or liability, whether by action, suit, counterclaim or otherwise; provided, however, that if such disputed Receivables constitute 10% or less of the Receivables owing from such Person, Receivables owing from such Person shall be excluded from the definition of "Eligible Receivables" by this clause (f) only to the extent of such disputed Receivables;

                  (g) Receivables owing from any Person that shall take or be the subject of any action or proceeding of a type described in Section 6.01(f);

                  (h) Receivables (i) owing from any Person that is also a supplier to or creditor of the Borrower or its Subsidiaries (other than a supplier of wireless, internet or telephonic services and any other Person to whom the Borrower or its Subsidiaries owes less than $100,000) or (ii) representing any manufacturer's or supplier's credits, discounts, incentive plans or similar arrangements entitling the Borrower or its Subsidiaries to discounts on future purchase therefrom;

                  (i) Receivables arising out of sales to account debtors outside the United States of America or Canada unless backed by an irrevocable letter of credit on terms, and issued by a bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $500,000,000 or any other financial institution, acceptable to the Agent and such irrevocable letter of credit is in the possession of the Agent if so requested;

                  (j) Receivables arising out of sales on a bill-and-hold, guaranteed sale, sale-or-return, sale on approval or consignment basis or subject to any right of return, set-off or charge-back;

                  (k) Receivables owing from an account debtor that is an agency, department or instrumentality of the United States or any State thereof, or Canada or any province thereof exceeding an aggregate amount of $1,000,000 owing from all such agencies, departments or instrumentalities unless such Loan Party duly assigns its rights to payment of such Receivable to the Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C.Sections 3727 et seq.) or the equivalent thereof under applicable Canadian law;

                  (l) Receivables in respect of which the Security Agreements, after giving effect to the related filings of financing statements that have then been made, if any, does not or has ceased to create a valid and perfected first priority lien or security interest in favor of the Agent for the benefit of the Secured Parties securing the Secured Obligations and as to which no other Liens exist, other than Permitted Liens; and

                  (m) Receivables owing from National Telecommunications, Inc., its successors or assigns;

provided that Eligible Receivables shall include as of any date of determination 50% of amounts pending invoicing which would constitute Eligible Receivables in accordance with the above criteria upon invoicing but which have not yet been invoiced due to normal billing cycles of Borrower and its Subsidiaries for the applicable account debtor as long as (i) all services, performance and other action (other than invoicing) required of Borrower and its Subsidiaries to bill and collect such amounts shall have been completed without any contingency and
(ii) no more than 30 days shall have passed since the date of such completion.

            The value of such Eligible Receivables shall be their book value determined in accordance with GAAP unless the Agent determines, in its reasonable discretion, that such Eligible Receivables shall be valued at a lower value based upon the Agent's analysis of changes in any Loan Party's operations or credit and collection experience.

            "ENVIRONMENTAL ACTION" means any administrative, regulatory or judicial action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order, consent agreement, abatement order or other order or directive relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or Hazardous Material Activity or arising from any potential or alleged injury or threat to health, safety, natural resources or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

            "ENVIRONMENTAL LAW" means any current or future federal, state, provincial, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, Release or discharge of Hazardous Materials, as amended or supplemented.

            "ENVIRONMENTAL PERMIT" means any permit, approval, certificate, identification number, license, entitlement or other authorization required under any Environmental Law or any waiver or amendment of the foregoing.

            "EQUIPMENT" means all "Equipment" referred to in Section 1(a) of the U.S. Security Agreement and Section 1.2(l)(b) of the Canadian Security Agreement.

            "EQUITY INTERESTS" means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

            "EQUITY INVESTORS" means, collectively, MDC Asia, MDC III, MDC Europe, and Gamma Fund LLC, a California limited liability corporation.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

            "ERISA AFFILIATE" means any Person that for purposes of Title IV of ERISA is, or at the applicable time was, a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of
Section 414 of the Internal Revenue Code.

            "ERISA EVENT" means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC; or (ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan, (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan, pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that could constitute grounds for the termination of, or the appointment of a trustee to administer, such Plan.

            "ESATISFY" means eSatisfy.com, Inc., a Delaware corporation of which 72% of the issued and outstanding common stock is owned by the Borrower.

            "EVENTS OF DEFAULT" has the meaning specified in Section 6.01.

            "EXCESS CASH FLOW" means, for any Fiscal Quarter, the sum of:

                  (a) an amount equal to the Consolidated EBITDA of the Borrower and its Subsidiaries for such Fiscal Quarter; minus

                  (b) an amount equal to the amount of all Capital Expenditures of the Borrower and its Subsidiaries paid in cash during such Fiscal Quarter to the extent permitted by this Agreement; minus

                  (c) Interest Expense paid in cash for such Fiscal Quarter;
         minus

                  (d) $1,250,000, to the extent actually expended during the applicable Fiscal Quarter by the Borrower to pay Accounts Payable.

            "EXISTING ADVANCES" means the advances outstanding under the Existing Credit Agreement on or prior to the Restatement Date, including Existing Term A Advances, Existing Term B Advances, Existing Term C Advances or Existing Working Capital Advances.

            "EXISTING CREDIT AGREEMENT" has the meaning specified in the Preliminary Statements.

            "EXISTING DEBT" means Debt of the Loan Parties and their Subsidiaries outstanding immediately before the effectiveness of this Agreement.

            "EXISTING HEDGE AGREEMENTS" means the interest rate cap agreement, dated September 13, 1999 between the Borrower and Bank of America, N.A., and the interest rate cap agreement, dated September 30, 1999 between the Borrower and IBJ Whitehall Bank & Trust Co.

            "EXISTING TERM A ADVANCES" means the Term A Advances made pursuant to Section 2.01(a) of the Existing Credit Agreement and outstanding under the Existing Credit Agreement on the Restatement Date.

            "EXISTING TERM B ADVANCES" means the Term B Advances made pursuant to Section 2.01(b) of the Existing Credit Agreement and outstanding under the Existing Credit Agreement on the Restatement Date.

            "EXISTING TERM C ADVANCES" means the Term C Advances made pursuant to Section 2.01(c) of the Existing Credit Agreement and outstanding under the Existing Credit Agreement on the Restatement Date.

            "EXISTING WORKING CAPITAL ADVANCES" means the Working Capital Advances made pursuant to Section 2.01(d) of the Existing Credit Agreement and outstanding under the Existing Credit Agreement on the Restatement Date.

            "EXTRAORDINARY RECEIPT" means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including, without limitation, tax refunds, pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof) and any cash purchase price adjustment or indemnity payment received in connection with any purchase and sale or merger agreement; provided, however, that so long as no Default shall have occurred and be continuing an Extraordinary Receipt shall not include (i) cash receipts received from proceeds of insurance to the extent that such proceeds in respect of loss or damage to equipment, fixed assets or real property are applied (or in respect of which expenditures were previously incurred) to replace or repair the equipment, fixed assets or real property in respect of which such proceeds were received in accordance with the terms of the Loan Documents, so long as such application is made within six months after the occurrence of such damage or loss, (ii) cash received (A) as an advance under a Government Loan or (B) from any governmental agency, department or instrumentality as a grant for economic development or other specific purpose not related to the sale of telemarketing services to such agency, department or instrumentality and (iii) any cash proceeds received by the Borrower or any Subsidiary which is required to be paid directly over to any third party so long as such payment is made to such third party within 10 Business Days of receipt of such cash proceeds.

            "FACILITY" means the Term Loan Facility or the Working Capital Facility.

            "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period (i) to the rate published by the Dow Jones Markets service on page five of its daily report as the "ASK" rate as of 10:00 A.M. (New York City time) for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) or (ii) if the Dow Jones Markets service shall cease to publish or otherwise shall not publish such rates for any day that is a Business Day, to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

            "FINAL MATURITY DATE" means July 1, 2002.

            "FISCAL QUARTER" means a fiscal quarter of the Borrower and its Consolidated Subsidiaries ending on March 31, June 30, September 30 or December 31 in any calendar year.

            "FISCAL YEAR" means a fiscal year of the Borrower and its Consolidated Subsidiaries ending on December 31 in any calendar year.

            "FOREIGN SUBSIDIARY" means a Subsidiary that is organized under the laws of a jurisdiction other than the United States or any State thereof or the District of Columbia.

            "FUNDED DEBT" of any Person means Debt of such Person (other than Debt described in clauses (f), (h), (i) and (j) of the definition thereof and the Intercompany Notes) that by its terms matures more than one year after the date of creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year after such date, including, without limitation, all amounts of Funded Debt of such Person required to be paid or prepaid within one year after the date of determination.

            "GAAP" has the meaning specified in Section 1.03.

            "GOVERNMENT LOAN" means a loan made by any governmental agency, department or instrumentality for economic development or other specific purpose not related to the sale of telemarketing services to such agency, department or instrumentality.

            "GUARANTOR" means each of TLSP Trademarks, Inc., TeleSpectrum Worldwide (Canada) Inc., TeleSpectrum Government Services, Inc., CRW Financial, Inc., and each other U.S. Subsidiary and Canadian Subsidiary of the Borrower that may become a guarantor or collateral grantor pursuant to
Section 5.01(j) or 5.01(k).

            "GUARANTIES" means the U.S. Guaranty and the Canadian Guaranty.

            "HAZARDOUS MATERIALS" means (a) petroleum or petroleum products, by-products or breakdown products, any flammable substances or explosives, radioactive materials, asbestos-containing materials, urea formaldehyde foam insulation, polychlorinated biphenyls, pesticides and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated or remediated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

            "HAZARDOUS MATERIALS ACTIVITY" means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, presence, storage, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

            "HEDGE AGREEMENTS" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other hedging agreements.

            "HEDGE BANK" means any Lender Party or any of its Affiliates in its capacity as a party to a Secured Hedge Agreement and, in the case of the Existing Hedge Agreements, Bank of America, N.A. and IBJ Whitehall Bank & Trust Co.

            "IDRC" International Data Response Corporation, a Delaware corporation.

            "INDEMNIFIED COSTS" has the meaning specified in Section 7.05(a).

            "INDEMNIFIED PARTY" has the meaning specified in Section 8.04(b).

            "INSUFFICIENCY" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

            "INTERCOMPANY NOTES" has the meaning specified in Section 5.02(b)(i)(B).

            "INTERCOMPANY SUBORDINATION AGREEMENT" has the meaning specified in
Section 5.02(b)(i)(B).

            "INTEREST COVERAGE RATIO" means, with respect to any Person for any period, the ratio of (a) Consolidated EBITDA of such Person and its Subsidiaries for such period to (b) Interest Expense (excluding Interest Expense not payable in cash or interest paid in cash pursuant to Section 2.07(c) of such Person and its Subsidiaries) for such period.

            "INTEREST EXPENSE" means, with respect to any Person for any period, interest expense (including the interest component on obligations under Capitalized Leases), whether paid or accrued, on all Debt of such Person and its Subsidiaries for such period, including, without limitation and without duplication, (a) interest expense in respect of Debt resulting from Advances,
(b) commissions, discounts and other fees and charges payable in connection with letters of credit, and (c) any net payment payable in connection with Hedge Agreements less any net credits received in connection with Hedge Agreements.

            "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

            "INVENTORY" means all "Inventory" referred to in Section 1(b) of the U.S. Security Agreement and Section 1.2(l)(a) of the Canadian Security Agreement.

            "INVESTMENT" in any Person means any loan or advance to such Person, any purchase or other acquisition of any Equity Interests or Debt or the assets comprising a division or business unit or a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation and any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (g) or (h) of the definition of "DEBT" in respect of such Person.

            "LEASED REAL PROPERTY REPORT" has the meaning specified in Section 3.01(k).

            "LENDER PARTY" means any Lender.

            "LENDERS" means the Lenders and each Person that shall become a Lender hereunder pursuant to Section 8.07.

            "LIEN" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

            "LOAN DOCUMENTS" means (a) for purposes of this Agreement and the Notes, and any amendment, supplement or modification hereof or thereof, (i) this Agreement, (ii) the Notes, (iii) the Collateral Documents, (iv) the Guaranties, and (v) the Acknowledgement and Consent, and (b) for purposes of the Collateral Documents and for all other purposes other than for purposes of this Agreement and the Notes, (i) this Agreement, (ii) the Notes, (iii) the Collateral Documents, (iv) the Guaranties, (v) the Acknowledgement and Consent, (vi) each Secured Hedge Agreement, and (vii) any other document or instrument issued pursuant to or in connection with any, of the foregoing, in each case as amended, supplemented or otherwise modified from time to time in accordance with their terms.

            "LOAN PARTIES" means the Borrower and each of the Guarantors.

            "LOAN VALUE" means, with respect to Eligible Receivables, an amount up to 65% of the Receivables, provided, however, that the Agent may, in its reasonable discretion based on its analysis of changes in the operations or credit and collection policy of any Loan Party arising after the date hereof that may dilute the value of Eligible Receivables, revise from time to time the percentage of the value of any individual item of Eligible Receivables that shall be used in determining Loan Value.

            "MAJORITY LENDERS" means at any time Lenders owed or holding more than 50% of the Pro Rata Shares of all Lenders.

            "MANAGEMENT INCENTIVE PROGRAM" has the meaning specified in Section 3.01(m).

            "MANAGEMENT STOCK OPTION PLAN" means the TeleSpectrum Worldwide Inc. 1996 Equity Compensation Plan, as amended and restated as of May 12, 1999, and as further amended, supplemented, or otherwise modified from time to time in accordance with its terms, to the extent permitted by, and in accordance with, the Loan Documents.

            "MARGIN STOCK" has the meaning specified in Regulation U.

            "MATERIAL ADVERSE CHANGE" means any material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Subsidiaries, taken as a whole.

            "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Subsidiaries, taken as a whole,
(b) the rights and remedies of the Agent or any Lender Party under any Transaction Document or (c) the ability of any Loan Party to perform its Obligations under any Loan Document, Related Document or Transaction Document to which it is or is to be a party.

            "MATERIAL CONTRACT" shall mean (a) any contract, lease or other agreement material to the business of the Borrower and its Subsidiaries or involving the expenditure or receipt of $100,000 or more (or its property value equivalents) in any Fiscal Year, and (b) any employment agreement with Peter Pierce or any other member of the Borrower's senior management team.

            "MDC III" McCown DeLeeuw & Co. III, L.P., a California limited partnership.

            "MDC ASIA" McCown DeLeeuw & Co. III (Asia), L.P., a California limited partnership.

            "MDC EUROPE" McCown DeLeeuw & Co. Offshore (Europe) III, L.P., a Bermuda limited partnership.

            "MDC GROUP INVESTORS" means, collectively, the Equity Investors, MDC Management Company III, L.P., and MDC Management Company IIIA.

            "MDC SUBORDINATED DEBT" means the indebtedness of the Borrower evidenced by the MDC Subordinated Notes.

            "MDC SUBORDINATED NOTES" means, collectively, the amended and restated promissory notes dated as of April 16, 2001 executed and delivered by the Borrower, as payor, to each of the Equity Investors, as payees, respectively, as amended, supplemented or otherwise modified from time to time in accordance with their terms and the terms of this Agreement.

            "MDC SUBORDINATION AGREEMENT" means that certain amended and restated subordination agreement dated as of April 16, 2001 among the Equity Investors and the Borrower in favor of the Agent, as amended, supplemented or otherwise modified from time to time in accordance with its terms and the terms of this Agreement.

            "MERGER AGREEMENT" means that certain Merger Agreement dated as of January 14, 1999, as amended by the Amendment to Agreement and Plan of Merger dated as of February 25, 1999.

            "MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in
Section 4001(a)(3) of ERISA, (a) to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or (b) to which any Loan Party or any ERISA Affiliate has contributed and to which any Loan Party or ERISA Affiliate could have liability under Title IV of ERISA.

            "MULTIPLE EMPLOYER PLAN" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and for employees of at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

            "NET CASH PROCEEDS" means, with respect to any sale, lease, transfer or other disposition of any asset or the incurrence or issuance of any Debt or capital stock or other ownership or profit interest, any securities convertible into or exchangeable for capital stock or other ownership or profit interest (including, without limitation, any capital contribution) or any warrants, rights, options or other securities to acquire capital stock or other ownership or profit interest by any Person, or any Extraordinary Receipt received by or paid to or for the account of any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions, (b) the amount of taxes payable in connection with or as a result of such transaction and (c) the amount of any Debt secured by a Lien on such asset that, by the terms of such transaction, is required to be repaid upon such disposition, in each case to the extent, but only to the extent, that the amounts so deducted are properly attributable to such transaction or to the asset that is the subject thereof and are, in the case of clauses (a) and (c), at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of such Person or any Loan Party or any Affiliate of any Loan Party and, in the case of clause (b), on the earlier of the dates on which the tax return covering such taxes is filed or required to be filed, provided, however, that in the case of taxes that are deductible under clause (b) but for the fact that at the time of receipt of such cash, such taxes have not been actually paid or are not then payable, such Person may deduct an amount (the "RESERVED AMOUNT") equal to the amount reserved in accordance with GAAP as a reasonable estimate for such taxes, other than taxes for which such Loan Party or such Subsidiary is indemnified, provided further, however, that at the time such taxes are paid, an amount equal to the amount, if any, by which the Reserved Amount exceeds the amount actually so paid, the amount of such excess shall constitute "Net Cash Proceeds."

            "NOTE" means a Term Note, a Working Capital Note or a Deferred Interest Note, in each case to the extent required to be issued pursuant to
Section 2.15 or executed and delivered pursuant to Sections 2.07(c) or 3.01(b).

            "NOTICE OF BORROWING" has the meaning specified in Section 2.02(b).

            "OBLIGATION" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability, of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, staved or otherwise affected by any proceeding referred to in
Section 6.01(f). Without limiting the generality of the foregoing, the Obligations of any Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, commissions, charges, expenses, fees, attorneys' fees and disbursements, consulting and advisory fees and disbursements, indemnities and other amounts payable by such Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that such Lender Party, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

            "OECD" means the Organization for Economic Cooperation and Development.

            "OPEN YEAR" has the meaning specified in Section 4.01(p).

            "OTHER TAXES" has the meaning specified in Section 2.12(b).

            "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

            "PERMITTED LIENS" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b) hereof, (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that either individually or when aggregated with all other Permitted Liens outstanding on any date of determination do not materially affect the use or value of the property to which they relate; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and (d) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes.

            "PERSON" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

            "PLAN" means a Single Employer Plan or a Multiple Employer Plan.

            "PLEDGED DEBT" means, collectively, the "Initial Pledged Debt" referred to in the U.S. Security Agreement and any other Debt pledged from time to time pursuant to any Collateral Document.

            "PLEDGED INTERESTS" means, collectively, the "Initial Pledged Equity Interests" referred to in the U.S. Security Agreement and any other Equity Interest pledged from time to time pursuant to any Collateral Document.

            "PREFERRED INTERESTS" means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such Person upon any distribution of such Person's property and assets, whether by dividend or upon liquidation.

            "PREPAYMENT AMOUNT" has the meaning specified in Section 5.03(a).

            "PREPAYMENT DATE" has the meaning specified in Section 5.03(a).

            "PREPAYMENT NOTICE" has the meaning specified in Section 5.03(a).

            "PRO RATA SHARE" means (i) with respect to all payments, computations and other matters relating to the Term Advances of any Term Lender, the percentage obtained by dividing (x) the Term Advance Exposure of that Term Lender by (y) the Term Advance Exposure of all

Term Lenders; (ii) with respect to all payments, computations and other matters relating to the Working Capital Advances of any Working Capital Lender, the percentage obtained by dividing (x) the Working Capital Commitment of that Working Capital Lender by (y) the Working Capital Commitments of all Working Capital Lenders; (iii) with respect to all payments, computations and other matters relating to the Deferred Interest Notes of any Lender, the percentage obtained by dividing (x) the principal amount of the Deferred Interest Note held by that Lender by (y) the principal amount of the Deferred Interest Notes held by all Lenders; and (iv) for all other purposes with respect to each Lender (including, without limitation, determining the calculation of Required Lenders), the percentage obtained by dividing (x) the sum of that Lender's Deferred Interest Notes, Term Advance Exposure and the Working Capital Commitment (or Working Capital Advances if the Working Capital Commitments have terminated) by (y) the sum of all Deferred Interest Notes, all Term Loan Advances and all Working Capital Commitments (or Working Capital Advances if the Working Capital Commitments have been terminated); in any case as the applicable percentage may be adjusted by assignments permitted pursuant to Section 8.07. The initial Pro Rata Share of each Lender for purposes of each of clauses (i),
(ii), and (iv) of the preceding sentence is set forth opposite the name of the Lender in Schedule IA annexed hereto.

            "PROPOSAL" has the meaning specified in Section 4.01(cc).

            "RECEIVABLES" means all "Receivables" referred to in Section 1(c) of the U.S. Security Agreements and all receivables referred to in Section 1.2(l)(c) of the Canadian Security Agreement.

            "REDEEMABLE" means, with respect to any Equity Interest, any Debt, or any other right or Obligation, any such Equity Interest, Debt, right or Obligation, that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

            "REGISTER" has the meaning specified in Section 8.07(d).

            "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "RELATED DOCUMENTS" means the Intercompany Notes, the Intercompany Subordination Agreements, the TLSP Subordination Agreements, the MDC Subordination Agreement, the MDC Subordinated Notes and any promissory note evidencing all or a portion of the TLSP Subordinated Debt.

            "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the movement of any Hazardous Materials through the air, soil, surface water or groundwater.

            "REQUIRED LENDERS" means at any time Lenders owed or holding at least 66-2/3% of the Pro Rata Shares of all Lenders.

            "RESPONSIBLE OFFICER" means any executive officer of any Loan Party or any of its Subsidiaries.

            "RESTATEMENT DATE" means the date on or before April 16, 2001 on which all conditions to the effectiveness of this Agreement set forth in Section
3.01 are satisfied or waived.

            "RESTRUCTURING FEE" has the meaning specified in Section 2.08(c).

            "ROLLING PERIOD" means (a) for purposes of calculating EBITDA used in determining compliance with the requirements of Section 5.04(e) for any month or Fiscal Quarter, as the case may be, the consecutive 12-month period ending on the last day of such month, or the consecutive four-Fiscal Quarter period ending on the last day of such Fiscal Quarter, respectively, and (b) for all other purposes, the consecutive 12-month period ending on the last day of such month, or the consecutive four-Fiscal Quarter period ending on the last day of such Fiscal Quarter, respectively.

            "SECURED HEDGE AGREEMENT" means any Hedge Agreement required or permitted under Article V that is entered into by and between any Loan Party and any Hedge Bank.

            "SECURED OBLIGATIONS" has the meaning specified in each of the Security Agreements.

            "SECURED PARTIES" means the Agent, the Lender Parties, the Hedge Banks and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

            "SECURITY AGREEMENTS" means the U.S. Security Agreement and the Canadian Security Agreement.

            "SEVENTH AMENDMENT" means Amendment No. 7 & Limited Waiver dated as of November 17, 2000 to the Existing Credit Agreement, as amended.

            "SINGLE EMPLOYER PLAN" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and for employees of no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

            "SUBSIDIARY" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries, provided, however, that for purposes of this Agreement and the other Loan Documents, eSatisfy shall be deemed not to be a subsidiary of the Borrower.

             "TARP ACQUISITION AGREEMENT" means the Asset Purchase Agreement dated as of October 1, 1996, as amended by the Mutual Release Agreement dated September, 1997 and the Amendment to the Asset Purchase Agreement dated as of December 4, 1998, between and among the Borrower, Technical Assistance Research Programs, Inc. (formerly known as TARP, Inc.), a District of Columbia corporation, and Tarp Information Systems, Inc., a Maryland corporation, John Goodman and Marc Grainer.

            "TARP EARNOUT" means the earnout arrangement pursuant to the TARP Acquisition Agreement.

            "TAXES" has the meaning specified in Section 2.12(a).

            "TERM ADVANCE" means the advances the Lenders have agreed to maintain in accordance with Sections 2.01(a), (b), (c), (f) and (g).

            "TERM ADVANCE EXPOSURE" means, with respect to any Lender as of any date of determination after the Restatement Date, the outstanding principal amount of Term Advances of that Lender.

            "TERM A LENDER" means any Lender that holds Term A Advances under the Existing Credit Agreement on the Restatement Date.

            "TERM B LENDER" means any Lender that holds Term B Advances under the Existing Credit Agreement on the Restatement Date.

            "TERM C LENDER" means any Lender that holds a Term C Advances under the Existing Credit Agreement on the Restatement Date.

            "TERM LENDER" means (i) prior to the Restatement Date, Term A Lenders, Term B Lenders and Term C Lenders, and (ii) after the Restatement Date, any Lender who holds any portion of Term Advances.

            "TERM LOAN FACILITY" means, at any time, the aggregate amount of Term Lenders' Term Advance Exposures at such time.

            "TERM NOTES" means promissory notes of the Borrower payable to the order of any Lender, substantially in the form of Exhibit A hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Term Advance held by such Lender.

            "TERMINATION DATE" means the date of termination in whole of the Working Capital Commitments and acceleration of the Obligations pursuant to this Agreement.

            "TLSP INVESTMENTS" means TLSP Investments, Inc., a Delaware corporation and wholly-owned Subsidiary of the Borrower.

            "TLSP INVESTMENTS SUBORDINATED DEBT" means the indebtedness evidenced by (a) the promissory note dated June 30, 1999 made by the Borrower, as payor, to TLSP Investments, as payee, in a face amount of up to $500,000,000 and (b) the promissory note dated June 30, 1999 made by the TeleSpectrum Worldwide (Canada) Inc., as payor, to TLSP Investments, as payee, in a face amount of up to $5,500,000, as such promissory note may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the TLSP Investments Subordination Agreement and the terms of this Agreement.

            "TLSP INVESTMENTS SUBORDINATION AGREEMENT" means that certain subordination agreement dated June 30, 1999 executed by TLSP Investments (as amended, supplemented or otherwise modified in accordance with its terms and the terms of this Agreement).

            "TLSP SUBORDINATED DEBT" means the TLSP Investments Subordinated Debt and the TLSP Trademarks Subordinated Debt.

            "TLSP SUBORDINATION AGREEMENTS" means, collectively, the TLSP Investments Subordination Agreement and the TLSP Trademarks Subordination Agreement.

            "TLSP TRADEMARKS" means TLSP Trademarks, Inc., a Delaware corporation and wholly-owned Subsidiary of the Borrower.

            "TLSP TRADEMARKS SUBORDINATED DEBT" means the indebtedness evidenced by the promissory note dated June 30, 1999 made by the Borrower, as payor, to TLSP Trademarks, as payee, in a face amount of up to $50,000,000, as such promissory note may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the TLSP Trademarks Subordination Agreement and the terms of this Agreement.

            "TLSP TRADEMARKS SUBORDINATION AGREEMENT" means that certain subordination agreement dated June 30, 1999 executed by TLSP Trademarks (as amended, supplemented or otherwise modified in accordance with its terms and the terms of this Agreement).

            "TRANSACTION DOCUMENTS" means, collectively, the Loan Documents and the Related Documents.

            "U.S. SUBSIDIARY" means any Subsidiary of the Borrower organized under the laws of the United States or one of the States of the United States.

            "UNUSED WORKING CAPITAL COMMITMENT" means, with respect to any Working Capital Lender at any time, such Lender's Working Capital Commitment at such time minus the sum of the aggregate principal amount of all Working Capital Advances made by such Lender and outstanding at such time.

            "U.S. GUARANTY" that certain Guaranty dated as of June 30, 1999, executed and delivered by each U.S. Subsidiary of the Borrower (other than TLSP Investments) in favor of the

Secured Parties, in the form of Exhibit F-1, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

            "U.S. SECURITY AGREEMENT" that certain Security Agreement dated as of June 30, 1999, executed and delivered by the Borrower and its Subsidiaries (other than TLSP Investments) to the Collateral Agent, in the form of Exhibit D, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

            "VARIANCE REPORT" means a report to be delivered by the Borrower to the Agent, in form and substance satisfactory to the Agent and certified as being true and correct to his or her knowledge after diligent inquiry by the chief financial officer of the Borrower, on a weekly basis commencing on the last Business Day of each week after the Restatement Date reflecting the actual cash receipts and disbursements on a line item basis for the preceding week (and on a cumulative basis since the beginning of the present Fiscal Quarter), the percentage variance of such amounts from those set forth in the annual forecasts delivered pursuant to Section 5.01(r) for the preceding month (and cumulatively) and containing a narrative analysis of the Borrower's performance for the preceding month and any variance from such period in the annual forecasts delivered pursuant to Section 5.01(r).

            "VOTING INTERESTS" means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

            "WAIVER FEE" means that certain waiver and amendment fee equal to 0.50% of all Advances outstanding under the Existing Credit Agreement as of November 17, 2000, for each 30-day period (or part thereof) during which the Seventh Amendment was in effect, such fee having been earned in full in November 17, 2000 and converted to Term Advances pursuant to subsection 2.01(g).

            "WELFARE PLAN" means a welfare plan, as defined in Section 3(l) of ERISA, that is maintained for employees of any Loan Party or in respect of which any Loan Party could have a liability.

            "WITHDRAWAL LIABILITY" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

            "WORKING CAPITAL ADVANCE" has the meaning specified in Section 2.02(a).

            "WORKING CAPITAL AVAILABILITY" means, on any date, an amount equal to the difference derived when the sum of the principal amount of Working Capital Advances then outstanding is subtracted from the lesser of (a) Loan Value, and (b) the Working Capital Commitments.

            "WORKING CAPITAL BORROWING" means a borrowing consisting of simultaneous Working Capital Advances made by the Working Capital Lenders.

            "WORKING CAPITAL COMMITMENT" means, with respect to any Working Capital Lender at any time, the amount set forth opposite such Lender's name on
Schedule I hereto under the caption "Working Capital Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Agent pursuant to Section 8.07(d) as such Lender's "Working Capital Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

            "WORKING CAPITAL FACILITY" means, at any time, the aggregate amount of the Working Capital Lenders' Working Capital Commitments at such time.

            "WORKING CAPITAL LENDER" means any Lender that has a Working Capital Commitment.

            "WORKING CAPITAL NOTE" means a promissory note of the Borrower payable to the order of any Working Capital Lender, in substantially the form of Exhibit A-4 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Working Capital Advances held by such Lender to the extent required to be issued pursuant to Section 2.15.

            SECTION 1.02. Computation of Time Periods; Other Definitional Provisions. In this Agreement and the other Loan Documents, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding". References in the Loan Documents to any agreement or contract "as amended" shall mean and be a reference to such agreement or contract as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

            SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(f) ("GAAP").

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES

            SECTION 2.01. Term Advances and Term Notes.

                  (a) Conversion of Existing Term A Advances into Term Advances on the Restatement Date. Notwithstanding anything to the contrary in this Agreement, subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrower herein set forth, as of the Restatement Date, $12,057,500 in principal amount of Existing Term A Advances shall be converted into and shall thereafter be Term Advances for all purposes of this Agreement. Any amounts owed (whether or not presently due and payable) by Borrower to a Term A Lender under or in respect of an Existing Term A Advance converted into a Term Advance as provided in this subsection 2.01(a) shall, as of the Restatement Date, be deemed to be owed under or in respect of the Term Advance into which such Existing Term A Advance was converted and such amounts owed shall thereafter be evidenced by the Term Note delivered to such Lender by Borrower pursuant to subsection 2.01(j). In connection with the conversion of Existing Term A Advances into Term Advances pursuant to this subsection 2.01(a), Borrower shall not be required to deliver any notice of prepayment or Notice of Borrowing or to satisfy any other condition relating to required amounts of prepayments or borrowings hereunder.

                  (b) Conversion of Existing Term B Advances into Term Advances on the Restatement Date. Notwithstanding anything to the contrary in this Agreement, subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower herein set forth, as of the Restatement Date, $19,564,100 in principal amount of Existing Term B Advances shall be converted into and shall thereafter be Term Advances for all purposes of this Agreement. Any amounts owed (whether or not presently due and payable) by Borrower to a Term B Lender under or in respect of an Existing Term B Advance converted into a Term Advance as provided in this subsection 2.01(b) shall, as of the Restatement Date, be deemed to be owed under or in respect of the Term Advance into which such Existing Term B Advance was converted and such amounts owed shall thereafter be evidenced by the Term Note delivered to such Lender by Borrower pursuant to subsection 2.01(j). In connection with the conversion of Existing Term B Advances into Term Advances pursuant to this subsection 2.01(b), Borrower shall not be required to deliver any notice of prepayment or Notice of Borrowing or to satisfy any other condition relating to required amounts of prepayments or borrowings hereunder.

                  (c) Conversion of Existing Term C Advances into Term Advances on the Restatement Date. Notwithstanding anything to the contrary in this Agreement, subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower herein set forth, as of the Restatement Date, $49,403,400 in principal amount of Existing Term C Advances shall be converted into and shall thereafter be Term Advances for all purposes of this Agreement. Any amounts owed (whether or not presently due and payable) by Borrower to a Term C Lender under or in respect of an Existing Term C Advance converted into a Term Advance as provided in this subsection 2.01(c) shall, as of the Restatement Date, be deemed to be owed under or in respect of the Term Advance into which such Existing Term C Advance was converted and such amounts owed shall thereafter be evidenced by the Term Note delivered to such Lender by Borrower pursuant to subsection 2.01(j). In connection with the conversion of Existing Term B Advances into Term Advances pursuant to this subsection 2.01(c), Borrower shall not be required to deliver any notice of prepayment or Notice of Borrowing or to satisfy any other condition relating to required amounts of prepayments or borrowings hereunder.

                  (d) [Intentionally Omitted].

                  (e) [Intentionally Omitted].

                  (f) Conversion of Certain Existing Working Capital Advances into Term Advances on the Restatement Date. Notwithstanding anything to the contrary in this

         Agreement, subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower herein set forth, as of the Restatement Date, $35,000,000 in principal amount of Existing Working Capital Advances shall be converted into and shall thereafter be Term Advances for all purposes of this Agreement. Any amounts owed (whether or not presently due and payable) by Borrower to a Working Capital Lender under or in respect of an Existing Working Capital Advance converted into a Term Advance as provided in this subsection 2.01(f) shall, as of the Restatement Date, be deemed to be owed under or in respect of the Term Advance into which such Existing Working Capital Advance was converted and such amounts owed shall thereafter be evidenced by the Term Note delivered to such Lender by Borrower pursuant to subsection 2.01(j). In connection with the conversion of Existing Working Capital Advances into Term Advances pursuant to this subsection 2.01(f), Borrower shall not be required to deliver any notice of prepayment or Notice of Borrowing or to satisfy any other condition relating to required amounts of prepayments or borrowings hereunder.

                  (g) Conversion of Waiver Fee into Term Advances on the Restatement Date. Notwithstanding anything to the contrary in this Agreement, subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower herein set forth, as of the Restatement Date, the Waiver Fee consisting of $3,199,264.65 in principal amount shall be converted into and shall thereafter be Term Advances for all purposes of this Agreement. The principal amount of the Waiver Fee due each Lender which is converted into Term Advances as provided in the preceding sentence shall be determined in accordance with each Lender's existing Commitments (as defined in the Existing Credit Agreement). Each Lender's share of the Waiver Fee owed by the Borrower in respect of the Existing Advances and converted into a Term Advance as provided in this subsection 2.01(g) shall, as of the Restatement Date, be deemed to be owed under or in respect of the Term Advance into which the Waiver Fee was converted and such amounts owed shall thereafter be evidenced by the Term Note delivered to such Lender by Borrower pursuant to subsection 2.01(j). In connection with the conversion of the Waiver Fee into Term Advances pursuant to this subsection 2.01(g), Borrower shall not be required to deliver any notice of prepayment or Notice of Borrowing or to satisfy any other condition relating to required amounts of prepayments or borrowings hereunder.

                  (h) Conversion of Default Interest into Term Advances on the Restatement Date. Notwithstanding anything to the contrary in this Agreement, subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower herein set forth, as of the Restatement Date, the portion of interest on the Existing Advances calculated at the default rate pursuant to Section 2.07(b) of the Existing Credit Agreement referenced in Section 1 of the Seventh Amendment consisting of $1,382,327.39 ("DEFAULT INTEREST PORTION") shall be converted into and shall thereafter be Term Advances for all purposes of this Agreement. The amount of the Default Interest Portion due each Lender which is converted into Term Advances as provided in the preceding sentence shall be determined in accordance with each Lender's Existing Advances. Each Lender's share of the Default Interest Portion owed by the Borrower in respect of the Existing Advances and converted into a Term Advance as provided in this subsection 2.01(h) shall, as of the Restatement Date, be deemed to be owed under or in respect of the Term Advance into which the Default Interest Portion was converted and such amounts owed shall thereafter be evidenced by the Term Note delivered to such Lender by Borrower pursuant to subsection 2.01(j). In connection with the conversion of the Default Interest Portion into Term Advances pursuant to this subsection 2.01(h), the Borrower shall not be required to deliver any notice of prepayment or Notice of Borrowing or to satisfy any other condition relating to required amounts of prepayments or borrowings hereunder.

                  (i) Term Advances. Subject to the terms and conditions of this Agreement and in reliance upon the representations of Borrower herein set forth, each Lender hereby severally agrees to maintain its (i) Existing Term A Advances converted into Term Advances pursuant to subsection 2.01(a), (ii) Existing Term B Advances converted into Term Advances pursuant to subsection 2.01(b), (iii) Existing Term C Advances converted into Term Advances pursuant to subsection 2.01(c), (iv) Existing Working Capital Advances converted into Term Advances pursuant to subsection 2.01(f), (v) share of the Waiver Fee converted to Term Advances pursuant to subsection 2.01(g), and (vi) share of the Default Interest Portion converted into Term Advances pursuant to subsection 2.01(h), as Term Advances hereunder for the purposes identified in subsection 2.14.

                  The amount of the Term Advances of each Lender as of the Restatement Date is set forth in Schedule I hereto and the aggregate amount of all Term Advances is $120,606,592.04 as of such date. The amount of the Term Advances shall be reduced by the amount of all prepayments thereof made pursuant to subsection 2.06 through the date of determination. No additional Term Advances may be made under this Agreement.

                  (j) Term Notes. Borrower shall execute and deliver to Agent for the account of each Lender on the Restatement Date a Term Note to evidence that Lender's Term Advance in the principal amount of that Lender's Term Advance and with other appropriate insertions. Upon receipt of all such Term Notes from Borrower on the Restatement Date, all "Term A Notes" under the Existing Credit Agreement, "Term B Notes" under the Existing Credit Agreement, "Term C Notes" under the Existing Credit Agreement, "Term D Notes" under the Existing Credit Agreement, "Revolving Credit Notes" under the Existing Credit Agreement and "Working Capital Notes" under the Existing Credit Agreement shall be marked as "cancelled", returned to the Borrower and deemed superseded by the Term Notes.

                  (k) No Swing Line Advances or Letters of Credit Outstanding; Termination of Existing Commitments. As of the date hereof there are, and as of the Restatement Date there will be, no Swing Line Advances or Letters of Credit outstanding (as such terms are defined in the Existing Credit Agreement). Upon the effectiveness of this Agreement, no Lender shall have any obligation to make or participate in Swing Line Advances or to issue or participate in Letters of Credit and all commitments with respect thereto will be cancelled and terminated. Without limiting the foregoing, All Term A Commitments, Term B Commitments, Term C Commitments, Term D Commitments,

         Revolving Credit Commitments, Swing Line Commitments and Letter of Credit Commitments (as each such term is defined in the Existing Credit Agreement) outstanding or in effect for any purpose under the Existing Credit Agreement at the Restatement Date shall terminate as of the Restatement Date.

            SECTION 2.02. Working Capital Advances.


                  (a) Each Working Capital Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a "WORKING CAPITAL ADVANCE") to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an amount for each such Working Capital Advance not to exceed such Lender's Unused Working Capital Commitment at such time. Each Working Capital Borrowing shall be in an aggregate amount of $500,000 (or such amount as may then be available) or an integral multiple of $100,000 in excess thereof and shall consist of Working Capital Advances made simultaneously by the Working Capital Lenders ratably according to their Working Capital Commitments. Within the limits of each Working Capital Lender's Unused Working Capital Commitment in effect from time to time, the Borrower may borrow under this Section 2.02(a), prepay pursuant to Section 2.06(a) and reborrow under this Section 2.02(a). Notwithstanding anything to the contrary contained in this Section 2.02(a), neither the Agent nor the Working Capital Lenders shall have any obligation to make any Working Capital Advance in excess of then existing Working Capital Availability unless such request is made for such Working Capital Advance to be made from the Accounts Payable Reserve in accordance with Section 2.02(c).

                  (b) Each Working Capital Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the date of the proposed Working Capital Borrowing, by the Borrower to the Agent, which shall give to each Appropriate Lender prompt notice thereof by telex or telecopier. Each such notice of a Working Capital Borrowing (a "NOTICE OF BORROWING") shall be in writing, or by telex or telecopier, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Working Capital Borrowing, and (ii) aggregate amount of such Working Capital Borrowing. Each Working Capital Lender shall, before 11:00 A.M. (New York City time) on the date of such Working Capital Borrowing, make available for the account of its Domestic Lending Office to the Agent at the Agent's Account, in same day funds, such Working Capital Lender's ratable portion of such Working Capital Borrowing in accordance with the respective Working Capital Commitments under the Working Capital Facility of such Working Capital Lender. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower by crediting the Borrower's Account.

                  (c) To the extent any Notice of Borrowing requests that the Working Capital Lenders make Working Capital Advances from the Accounts Payable Reserve, the Borrower shall submit to the Agent, together with the corresponding Notice of Borrowing, a schedule in form and substance reasonably acceptable to the Agent identifying the Accounts Payable to be paid with the proceeds of such Working Capital Advance, including the name of each payee and the amount to be paid to such payee, and accompanied by a certification of the Borrower's chief financial officer that the proceeds of such Working Capital Advance will be used strictly for the purpose of paying such Accounts Payable.

                  (d) Each Notice of Borrowing shall be irrevocable and binding on the Borrower.

                  (e) Unless the Agent shall have received notice from a Working Capital Lender prior to the date of any Working Capital Borrowing under the Working Capital Facility that such Working Capital Lender will not make available to the Agent such Working Capital Lender's ratable portion of such Working Capital Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Working Capital Borrowing in accordance with subsection (b) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Working Capital Lender shall not have so made such ratable portion available to the Agent, such Working Capital Lender and the Borrower severally agree to repay or pay to the Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid or paid to the Agent, at (i) in the case of the Borrower, the interest rate applicable at such time under Section 2.07 to Advances comprising such Working Capital Borrowing and (ii) in the case of such Working Capital Lender, the Federal Funds Rate. If such Working Capital Lender shall pay to the Agent such corresponding amount, such amount so paid in respect of principal shall constitute such Working Capital Lender's Advance as part of such Working Capital Borrowing for all purposes.

                  (f) The failure of any Working Capital Lender to make such Working Capital Advance to be made by it as part of any Working Capital Borrowing shall not relieve any other Working Capital Lender of its obligation, if any, hereunder to make its Working Capital Advance on the date of such Working Capital Borrowing, but no Lender shall be responsible for the failure of any other Lender to make such Working Capital Advance to be made by such other Lender on the date of any Working Capital Borrowing.

            SECTION 2.03. [Intentionally Omitted].

            SECTION 2.04. Repayment of Advances and Deferred Interest Notes.

                  (a) Term Advances. The Borrower shall repay to the Agent for the ratable account of the Term Lenders (in accordance with their applicable Pro Rata Share of the Term Facility), (i) the aggregate outstanding principal amount of the Term Advances on the earlier of (y) the Final Maturity Date, or (z) the Termination Date, and (ii) an aggregate principal amount of the Term Advances in accordance with
         Section 2.06.

                  (b) Working Capital Advances. The Borrower shall repay to the Agent for the ratable account of the Working Capital Lenders (in accordance with their applicable Pro Rata Share of the Working Capital Facility) (i) the aggregate outstanding principal amount of the Working Capital Advances then outstanding on the earlier of (y) the Final Maturity Date and (z) the Termination Date, and (ii) an aggregate principal amount of the Working Capital Advances in accordance with Section 2.06.

                  (c) Deferred Interest Notes. The Borrower shall repay to the Agent for the ratable account of all Lenders (in accordance with their applicable Pro Rata Share of the Facilities), (i) the aggregate outstanding principal amount of the Deferred Interest Notes on the earlier of (y) the Final Maturity Date, and (z) the Termination Date, and (ii) an aggregate principal amount of the Deferred Interest Notes in accordance with Section 2.06.

            SECTION 2.05. Termination or Reduction of the Working Capital Commitments. The Borrower may, upon at least three Business Days' written notice to the Agent, terminate in whole or reduce in part the Unused Working Capital Commitments; provided, however, that each partial reduction of the Working Capital Facility (i) shall be in an aggregate amount of $1,000,000 or an integral multiple of $500,000 in excess thereof and (ii) shall be made ratably among the Working Capital Lenders in accordance with their Working Capital Commitments.

            SECTION 2.06. Prepayments. (a) Optional. The Borrower may prepay, upon at least one Business Day's written notice to the Agent (received not later than 11:00 A.M. (New York City time) stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay (i) each Deferred Interest Note then outstanding in whole or in part, or (ii) if no Deferred Interest Notes are then outstanding, the outstanding aggregate principal amount of the Advances comprising either Term Advances or Working Capital Advances in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid; provided, however, that each partial prepayment of Term Advances or Working Capital Advances shall be in an aggregate principal amount of $500,000 or an integral multiple of $250,000 in excess thereof. Each such prepayment which is made with respect to any Deferred Interest Notes, Working Capital Advances or Term Advances shall be applied ratably to the Deferred Interest Notes, Working Capital Advances or Term Advances, as applicable.

                  (b) Mandatory. (i) Commencing with the Fiscal Quarter ending June 30, 2001, the Borrower shall, no later than the 5th day following the date on which it delivers the certification referred to in Section 5.03(b)(ii) (but in any event within 50 days after the end of each Fiscal Quarter), prepay an amount equal to 100% of the amount of Excess Cash Flow for such Fiscal Quarter; provided, however, that the required amount of such prepayment shall be reduced to the extent necessary to ensure that after giving effect to such prepayment, the aggregate of the sum of (y) the aggregate Unused Working Capital Commitments, and (z) cash or Cash Equivalents of the Borrower and its Subsidiaries on hand or deposit as of the date of such prepayment shall not be less than $5,000,000. Each such prepayment shall be applied as follows:

                  first, ratably to the Deferred Interest Notes then outstanding;

                  second, to the extent no Deferred Interest Notes are then outstanding, ratably to the Term Lenders (in accordance with their applicable Pro Rata Share of the Term Facility); and

                  third, to the extent that no Term Advances remain outstanding, to reduce the Working Capital Advances (in accordance with their applicable Pro Rata Share of the Working Capital Facility).

                  (ii) The Borrower shall, on the date of receipt of the Net Cash Proceeds by the Borrower or any of its Subsidiaries from (A) the sale, lease, transfer or other disposition of any assets of the Borrower or any of its Subsidiaries (other than any sale, lease, transfer or other disposition of assets pursuant to Section 5.02(f)(i)), (B) the incurrence or issuance by the Borrower or any of its Subsidiaries of any Debt (other than Debt incurred or issued pursuant to Section 5.02(b)), (C) the sale or issuance by the Borrower (other than under the Management Stock Option Plan) or any of its Subsidiaries of any capital stock or other ownership or profit interest (including, without limitation, any capital contribution), any securities convertible into or exchangeable for capital stock or other ownership or profit interest or any warrants, rights or options to acquire capital stock or other ownership or profit interest, (D) any Extraordinary Receipt received by or paid to or for the account of the Borrower or any of its Subsidiaries and not otherwise included in clause (A), (B) or (C) above, prepay an amount equal to the amount of such Net Cash Proceeds. Each such prepayment shall be applied as follows:

                  first, ratably to the Deferred Interest Notes then outstanding;

                  second, to the extent no Deferred Interest Notes are then outstanding, ratably to the Term Lenders (in accordance with their applicable Pro Rata Share of the Term Facility); and

                  third, to the extent that no Term Advances remain outstanding, to reduce the Working Capital Advances (in accordance with their applicable Pro Rata Share of the Working Capital Facility).

                  (iii) The Borrower shall, on the last Business Day of each week, commencing on April 20, 2001, prepay an aggregate principal amount of the Working Capital Advances equal to the amount of all cash and Cash Equivalents of the Borrower and its Subsidiaries on hand or deposit as of 1:00 p.m. (New York City time) on such day in excess of an amount equal to the sum of (A) all outstanding disbursements pending clearance, and (B) $1,000,000.

                  (iv) The Borrower shall, on each Business Day, prepay an aggregate principal amount of the Working Capital Advances equal to the amount by which (A) the sum of the aggregate principal amount of the Working Capital Advances then outstanding exceeds (B) the lesser of (1) the Working Capital Facility and (2) the Loan Value of Eligible Receivables on such Business Day (as determined based on the most recent Borrowing Base Certificate delivered to the Agent hereunder). Such prepayments shall be applied to prepay

Working Capital Advances ratably to the Working Capital Lenders (in accordance with their applicable Pro Rata Share of the Working Capital Facility).

                  (v) The Borrower shall, on each date on which it exercises any right to defer the payment of monthly interest pursuant to Sections 2.07(c) and 3.01(b), pay to the Agent, for the benefit of the Working Capital Lenders, an amount equal to the amount of monthly interest deferred, which payment shall be applied to reduce the Working Capital Advances then outstanding. Any payment made to the Agent, for the benefit of the Working Capital Lenders, pursuant to this Section 2.06(b)(v), shall be used to establish the Accounts Payable Reserve, which Accounts Payable Reserve shall be available to the Borrower to pay Accounts Payable in accordance with Section 2.02(c).

                  (vi) The Borrower shall, upon the payment of all or any portion of the principal amount of the TARP Earnout, prepay an amount of the Term Loans equal to the sum of (a) the aggregate principal amount of the Term Loans, multiplied by (b) a fraction, (i) the numerator of which is the amount of the principal payment made by the Borrower in respect of the TARP Earnout, and
(ii) the denominator of which is the aggregate principal amount of the TARP Earnout prior to giving effect to such payment, provided however, that the Borrower shall have no prepayment obligation pursuant to this Section 2.06(b)(vi) to the extent the payment made in respect of the TARP Earnout is equal to or less than $50,000.00 in any calendar month. Each such prepayment required by this Section 2.06(b)(vi) shall be applied as follows:

                  first, ratably to the Deferred Interest Notes then outstanding;

                  second, to the extent no Deferred Interest Notes are then outstanding, ratably to the Term Lenders (in accordance with their applicable Pro Rata Share of the Term Facility); and

                  third, to the extent that no Term Advances remain outstanding, to reduce the Working Capital Advances (in accordance with their applicable Pro Rata Share of the Working Capital Facility).

                  (vii) [Intentionally omitted.]

            SECTION 2.07. Interest. (a) Scheduled Interest. Subject to the terms of subsection (c) of this Section 2.07, the Borrower shall pay interest on the unpaid principal amount of Advances owing to each Lender, in each case from the Restatement Date until such principal amount shall be paid in full, at a rate per annum equal at all times to the sum of (A) the Base Rate in effect from time to time plus (B) the Applicable Margin in effect from time to time, payable in arrears monthly on the last Business Day of each month after the Restatement Date, on the date of any prepayment thereof to the extent required under Section 2.06, on the Termination Date, and on the Final Maturity Date.

                  (b) Default Interest. Upon the occurrence and during the continuance of any Event of Default the Agent may, and upon the request of the Required Lenders shall, require that the Borrower pay interest on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a) above and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a) above, and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable under the Loan Documents that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid, in the case of interest, on each Advance on which such interest has accrued pursuant to clause (a)(i) or (a)(ii) above; provided, however, that following acceleration of the Advances pursuant to Section 6.01, interest shall accrue and be payable at the rate required by this Section 2.07(b), whether or not requested by the Agent or the Required Lenders. In addition, following a final judgment with respect to any Obligation of the Loan Parties under the Loan Documents, interest shall accrue at the higher of the statutory judgment rate or the rate specified in the preceding sentence, payable on demand.

                  (c) Deferred Interest. From and after the Restatement Date through and including December 31, 2001, and so long as no Event of Default has occurred and is continuing each monthly interest payment due and owing pursuant to Section 2.07(a) shall consist of (i) a cash portion of such interest payment equal to 75% of the total interest for such month pursuant to Section 2.07(a) and (ii) a portion consisting of deferred interest equal to 25% of the total interest for such month to be evidenced by a deferred interest promissory note, substantially in the form of Exhibit O annexed hereto (each a "DEFERRED INTEREST NOTE"; collectively, the "DEFERRED INTEREST NOTES"), provided, however, that the Borrower may elect to pay all or any portion in excess of 75% of the interest on the Advances in cash in any month. The amount of each Deferred Interest Note shall be treated as an Advance and interest therein shall be payable in accordance with this Section 2.07 (including, if applicable, subsection (c)). Each Deferred Interest Note shall be due and payable on the earlier of (i) the Final Maturity Date or (ii) the Termination Date. From and after (a) January 1, 2002, or (b) the occurrence and continuation of any Event of Default, the total interest for any month pursuant to Section 2.07(a) (after giving effect to Section 2.07(b), if applicable) shall be payable in full in cash.

                  (d) Existing Eurodollar Rate Advances. Anything in this Agreement to the contrary notwithstanding, each Eurodollar Rate Advance (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement as of the Restatement Date, shall continue to bear interest as a Term Advance hereunder from and after the Restatement Date through and including the last date of the Interest Period (as defined in the Existing Credit Agreement) applicable to such Eurodollar Rate Advance, at a rate per annum equal to the sum of (a) the Eurodollar Rate (as defined in the Existing Credit Agreement) applicable to such Eurodollar Rate Advance plus (b) 4.50%, such interest to be payable on the dates specified in Section 2.07(a) and on the expiration date of the Interest Period applicable thereto; provided that upon the expiration of each such Interest Period, each such Eurodollar Rate Advance shall automatically be converted into a Term Advance bearing interest at the Base Rate as otherwise provided hereunder, and (ii) for purposes of calculating any broken funding, increased costs or other special charges with respect to such Eurodollar Rate Advances, the applicable terms and conditions of the Existing Credit Agreement shall continue to apply to such Eurodollar Rate Advances for as long as they are outstanding as Eurodollar Rate Advances hereunder.

            SECTION 2.08. Fees. (a) Commitment Fee. The Borrower shall pay to the Agent for the account of the Lenders a commitment fee, from the Restatement Date in the case of each Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date, payable in arrears quarterly on March 31, June 30, September 30 and December 31, commencing June 30, 2001, and on the Termination Date, at the rate of 0.25% per annum on the average daily unused portion of each Working Capital Lender's Working Capital Commitment.

                  (b) Agent's Fees. The Borrower shall pay to the Agent for its own account an annual agency fee in the amount of .25% per annum of the aggregate amount of the Facilities which fee shall be determined as of the Restatement Date and as of each one-year anniversary thereof, and shall be earned in full on each such date of determination, and which fee shall be payable on the earlier of (i) the Final Maturity Date and (ii) the Termination Date.

                  (c) Restructuring Fee. The Borrower shall pay to the Agent for the ratable account of the Lenders a restructuring fee equal to 15% of the sum of the Term Advances and the Working Capital Commitments as of the Restatement Date, which such fee shall be earned in full on the Restatement Date and shall be due and payable on the earlier of (i) Termination Date and (ii) the Final Maturity Date (the "RESTRUCTURING FEE"); provided, that in the event the Obligations of the Loan Parties under the Loan Documents are repaid in full in cash on or prior to the dates set forth below, the Restructuring Fee shall be reduced to the corresponding percentage set forth below:


                        DATE                 RESTRUCTURING FEE

             June 30, 2001                       5.0%

             From and after July 1,             10.0%
             2001 and on or before
             September 30, 2001

             From and after October 1,          12.5%
             2001 and on or before
             December 31, 2001

             From and after January 1,          15.0%
             2002

            SECTION 2.09. [Intentionally Omitted].

            SECTION 2.10. Increased Costs, Etc. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank, or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender

Party of agreeing to make or of making, funding or maintaining any Advance (excluding, for purposes of this Section 2.10, any such increased costs resulting from (x) Taxes or Other Taxes (as to which Section 2.12 shall govern) and (y) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender Party is organized or has its Domestic Lending Office or any political subdivision thereof), then the Borrower shall from time to time, upon demand by such Lender Party (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender Party additional amounts sufficient to compensate such Lender Party for such increased cost, provided, however, that a Lender Party claiming additional amounts under this Section 2.10(a) agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Domestic Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party. A certificate as to the amount of such increased cost, submitted to the Borrower by such Lender Party, shall be conclusive and binding for all purposes, absent manifest error.

                  (b) If any Lender Party determines that either (i) the introduction of any change on the interpretation of any law or regulation or
(ii) compliance with any law, or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender Party or any corporation controlling such Lender Party and that the amount of such capital is increased by or based upon the existence of such Lender Party's commitment to lend, then, upon demand by such Lender Party (with a copy of such demand to the Agent), the Borrower shall pay to the Agent for the account of such Lender Party, from time to time as specified by such Lender Party, additional amounts sufficient to compensate such Lender Party, in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital to be allocable to the existence of such Lender Party's commitment to lend hereunder. A certificate as to such amounts submitted to the Borrower by such Lender Party shall be conclusive and binding for all purposes, absent manifest error.

                  (c) [Intentionally omitted.]

                  (d) [Intentionally omitted.]

            SECTION 2.11. Payments and Computations. (a) The Borrower shall make each payment hereunder, irrespective of any right of counterclaim or set-off, not later than 11:00 A.M. (New York City time) on the day when due in U.S. dollars to the Agent at the Agent's Account in same day funds, with payments being received by the Agent after such time being deemed to have been received on the next succeeding Business Day. The Agent will promptly thereafter cause like funds to be distributed (i) if such payment by the Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder to more than one Lender Party, to such Lender Parties for the account of their respective Domestic Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lender Parties and
(ii) if such payment by the Borrower is in respect of any Obligation then payable hereunder to one Lender Party, to such Lender Party for the account of its Domestic Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to
Section 8.07(d), from and after the effective date of such Assignment and Acceptance, the Agent shall make all payments hereunder in respect of the interest assigned thereby to the Lender Party assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                  (b) If the Agent receives funds for application to the Obligations under the Loan Documents under circumstances for which the Loan Documents do not specify the Advances or the Facility to which, or the manner in which, such funds are to be applied, the Agent may, but shall not be obligated to, elect to distribute such funds to each Lender Party ratably in accordance with such Lender Party's proportionate share of the principal amount of all outstanding Advances, or in repayment or prepayment of such of the outstanding Advances or other Obligations owed to such Lender Party, as the Agent shall direct.

                  (c) The Borrower hereby authorizes each Lender Party, if and to the extent payment owed to such Lender Party is not made when due hereunder, to charge from time to time against any or all of the Borrower's accounts with such Lender Party any amount so due.

                  (d) All computations of interest and fees shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  (e) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, that, if such extension would cause any payment to be made in the next following calendar month, such payment shall be made on the next preceding Business Day and such adjustment of time shall in such case be reflected in the computation of payment of interest or commitment fee, as the case may be.

                  (f) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender Party hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each such Lender Party on such due date an amount equal to the amount then due such Lender Party. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each such Lender Party shall repay to the Agent forthwith on demand such amount distributed to such Lender Party together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date such Lender Party repays such amount to the Agent, at the Federal Funds Rate.

            SECTION 2.12. Taxes. (a) Any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.11, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender Party and the Agent, taxes that are imposed on its overall net income by the United States and taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction under the laws of which such Lender Party or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender Party, taxes that are imposed on its overall net income (and franchise taxes in lieu thereof) by the state or foreign jurisdiction of such Lender Party's Domestic Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "TAXES"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender Party or the Agent, (i) the sum payable by the Borrower shall be increased as may be necessary so that after the Borrower and the Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 2.12), such Lender Party or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make all such deductions and
(iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other governmental authority in accordance with applicable law.

                  (b) In addition, the Borrower shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of performance under, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "OTHER TAXES").

                  (c) The Borrower shall indemnify each Lender Party and the Agent for and hold it harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed by any jurisdiction on amounts payable under this Section 2.12, imposed on or paid by such Lender Party or the Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender Party or the Agent (as the case may be) makes written demand therefor.

                  (d) Within 30 days after the date of any payment of Taxes, the Borrower shall furnish to the Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing such payment. In the case of any payment hereunder or under the Notes by or on behalf of the Borrower through an account or branch outside the United States or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Agent, at such address, an opinion of counsel acceptable to the Agent stating that such payment is exempt from Taxes. For purposes of subsections (d) and (e) of this Section 2.12, the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

                  (e) Each Lender Party organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender Party in the case of each other Lender Party, and from time to time thereafter if requested in writing by the Borrower or the Agent (but only so long thereafter as such Lender Party remains lawfully able to do so), provide the Agent and the Borrower, with two original Internal Revenue Service Forms 1001 or 4224 or (in the case of a Lender Party that has certified in writing to the Agent that it is not a "bank" as defined in Section 881(c)(3)(A) of the Internal Revenue Code) Form W-8 (and, if such Lender Party delivers a Form W-8, a certificate representing that such Lender Party is not a "bank" for purposes of Section 881(c) of the Internal Revenue Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Internal Revenue Code)), as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender Party is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes or, in the case of a Lender Party providing a Form W-8, certifying that such Lender Party is a foreign corporation, partnership, estate or trust. If the forms provided by a Lender Party at the time such Lender Party first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender Party provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided, however, that if at the effective date of the Assignment and Acceptance pursuant to which a Lender Party becomes a party to this Agreement, the Lender Party assignor was entitled to payments under subsection (a) of this Section 2.12 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any applicable with respect to the Lender Party, assigned on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service Form 1001, 4224 or W-8 (or the related certificate described above), that the Lender Party reasonably considers to be confidential, the Lender Party shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

(f) For any period with respect to which a Lender Party has failed to provide the Borrower with the appropriate form described in subsection (e) above (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e) above), such Lender Party shall not be entitled to indemnification under subsection (a) or (c) of this Section 2.12 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender Party become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender Party, shall reasonably request to assist such Lender Party to recover such Taxes.

            SECTION 2.13. Sharing of Payments, Etc. (a) If any Lender Party shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, other than as a result of an assignment pursuant to Section 8.07) (a) on account of Obligations due and payable to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender Party at such time to (ii) the aggregate amount of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time obtained by all the Lender Parties at such time or (b) on account of Obligations owing (but not due and payable) to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender Party at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time obtained by all of the Lender Parties at such time, such Lender Party shall forthwith purchase from the other Lender Parties such interests or participating interests in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each other Lender Party shall be rescinded and such other Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such Lender Party's ratable share (according to the proportion of (i) the purchase price paid to such Lender Party, to (ii) the aggregate purchase price paid to all Lender Parties) of such recovery together with an amount equal to such Lender Party's ratable share (according to the proportion of (i) the amount of such other Lender Party's required repayment to (ii) the total amount so recovered from the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered. The Borrower agrees that any Lender Party so purchasing an interest or participating interest from another Lender Party pursuant to this Section
2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such interest or participating interest, as the case may be, as fully as if such Lender Party were the direct creditor of the Borrower in the amount of such interest or participating interest, as the case may be.

                  (b) As of the Restatement Date, each Lender's Pro Rata Share of the Facilities is as set forth on Schedule IA. As of the Termination Date, each Lender shall forthwith purchase from, or sell to, such other Lenders such interests or participating interests in the Facilities, or use any other mechanism, in each case in accordance with Section 8.07, such that (i) the aggregate principal amount of such Lender's Advances outstanding under the Facilities plus (ii) the amount of participations purchased from other Lenders by such Lender pursuant to this Section 2.13(b) minus (iii) the amount of participations purchased from such Lender by other Lenders pursuant to this
Section 2.13(b) is identical to such Lender's Pro Rata Share of the Facilities as of the Restatement Date (as adjusted for assignments pursuant to Section 8.07) times the aggregate outstanding principal amount of all Advances outstanding under the Facilities on the Termination Date. On or prior to the Termination Date, the Agent shall send the Lenders a schedule indicating the amount of participations that must be purchased or sold, as the case may be, by each Lender pursuant to this Section 2.13(b). Each Lender that is required to purchase a participation shall, on the first Business Day after receiving the schedule referred to in the previous sentence, pay to the Agent an amount equal to the amount of participations required to be purchased by such Lender, and the Agent shall immediately pay to each Lender that is required to sell participations an amount equal to the amount of participations required to be sold by such Lender pursuant to this Section 2.13(b).

            SECTION 2.14. Use of Proceeds. The proceeds of the Advances shall be available (and the Borrower agrees that it shall use such proceeds) solely to provide working capital for the Borrower and its wholly-owned U.S. Subsidiaries and Canadian Subsidiaries and for general corporate purposes permitted by this Agreement, provided, however, that Working Capital Advances in accordance with
Section 2.02(c) constituting a release of all or any portion of the Accounts Payable Reserve shall only be used for the payment of Accounts Payable.

            SECTION 2.15. Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. The Borrower agrees that upon notice by any Lender Party to the Borrower (with a copy of such notice to the Agent) to the effect that a Note is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to or to be made by such Lender Party, the Borrower shall promptly execute and deliver to such Lender a Term Note or a Working Capital Note, as applicable, payable to the order of such Lender Party, in a principal amount equal to the Term Advance Exposure or the Working Capital Commitment, respectively, of such Lender Party. All references to Notes in the Loan Documents shall mean Notes, if any, to the extent issued hereunder.

                  (b) The Register maintained by the Agent pursuant to Section 8.07(d) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Advance made hereunder, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender Party hereunder, and (iv) the amount of any sum received by the Agent from the Borrower hereunder and each Lender Party's share thereof.

                  (c) Entries made in good faith by the Agent in the Register pursuant to subsection (b) above, and by each Lender Party in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register each Lender Party and, in the case of such account or accounts such Lender Party, under this Agreement, absent manifest error; provided, however, that the failure of the Agent or such Lender Party to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement.

                  (d) References herein to Notes shall mean and be references to the Term Notes and the Working Capital Notes, unless otherwise specifically indicated, in each case to the extent issued hereunder.

            SECTION 2.16. Maximum Lawful Rate. Anything in this Agreement, the Notes or the other Loan Documents to the contrary notwithstanding, in no event shall the rate or amount of interest payable by Borrower in respect of the Obligations exceed the maximum rate or amount of interest that may be charged or collected under applicable law (including, without limitation, applicable law limiting the rate or amount of interest that may be charged or collected without penalty or other legal sanction, whether civil or criminal, against the payee thereof). For purposes of this Section 2.16, "interest" shall be defined to include interest as defined pursuant to or for the purpose of such applicable law; provided that to the extent permitted by applicable law, Agents and Lenders may amortize, prorate, allocate and spread such interest throughout the term of the Obligations until payment in full so that the rate or amount of such interest does not exceed the maximum amount allowed by such applicable law.

                                   ARTICLE III

                              CONDITIONS OF LENDING

            SECTION 3.01. Conditions Precedent to Closing. The obligation of each Lender to continue any Advance or make any Working Capital Advance on the Restatement Date is subject to the satisfaction of the following conditions precedent before or concurrently with the Restatement Date:

                  (a) The Agent shall have received on or before the Restatement Date the following, each dated as of the Restatement Date (unless otherwise specified), in form and substance satisfactory to the Agent (unless otherwise specified) and (except for any Notes) in sufficient copies for each Lender Party:

                  (i) (A) Original counterparts to this Agreement executed by each Loan Party, (B) Notes payable to the order of the Lenders to the extent requested by any Lender pursuant to Section 2.15, and (C) Deferred Interest Notes payable to the order of each Lender to the extent required pursuant to Section 2.07(c) or Section 3.01(b).

                  (ii) A Borrowing Base Certificate.

                  (iii) The Acknowledgment and Consent executed by the Borrower and each other Loan Party that is a U.S. Subsidiary of the Borrower, in substantially the form of Exhibit N, together with:

                  (A) certificates representing the Pledged Interests, to the extent not previously delivered to the Agent in connection with the Existing Credit Agreement, accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt, to the extent not previously delivered to the Agent in connection with the Existing Credit Agreement, indorsed in blank,

                  (B) financing statements, to be duly filed on the Restatement
            Date under the Uniform Commercial Code of the States of all jurisdictions that the Agent may deem necessary or desirable in order to perfect and protect the Liens created under the Collateral Documents, covering the Collateral described in the

            U.S. Security Agreement (taking into account all financing statements previously filed in connection with the Existing Credit Agreement),

                  (C) completed requests for information, dated on or before the date of the Restatement Date, listing all effective financing statements filed in the jurisdictions referred to in clause (B) above that name any Loan Party or any of its Subsidiaries as debtor, together with copies of such other financing statements,

                  (D) evidence of the completion of all other recordings and filings of or with respect to the U.S. Security Agreement that the Agent may deem necessary or desirable in order to perfect and protect the Liens created thereby,

                  (E) evidence of the insurance required by the terms of the
            U.S. Security Agreement,

                  (F) copies of the Assigned Agreements, if any, referred to in the U.S. Security Agreement, together with a consent to such assignment, in substantially the form of Exhibit B to the U.S. Security Agreement, duly executed by each party to such Assigned Agreements other than the Loan Parties,

                  (G) executed termination statements (Form UCC-3 or a
            comparable form), in proper form to be duly filed on the date of the Restatement Date under the Uniform Commercial Code of all jurisdictions that the Agent may deem desirable in order to terminate or amend existing Liens on the Collateral described in the U.S. Security Agreement including, without limitation, UCC-3 termination statements regarding the following UCC-1 financing statements: (1) UCC-1 Financing Statement No. AP0041517 filed on April 17, 1998 with the Ohio Secretary of State naming the Borrower as the debtor and Mellon Bank, N.A. as secured party, and (2) UCC-1 Financing Statement No. 274376 filed on April 20, 1998 with Montgomery County, Pennsylvania naming the Borrower as debtor and Mellon Bank, N.A. as secured party,

                  (H) the Blocked Account Letters referred to in the U.S.
            Security Agreement, duly executed by each Blocked Account Bank listed on Schedule 3.01(a)(iii)(H) in form and substance satisfactory to the Agent,

                  (I) the Securities Account Control Agreement, if any, referred to in the U.S. Security Agreement, duly executed by each securities intermediary referred to in such Security Agreement, and

                  (J) evidence that all other action that the Agent may deem necessary or desirable in order to perfect and protect the Liens and security interests created under the U.S. Security Agreement has been taken.

                  (iv) an amendment to the Canadian Guaranty duly executed by each Guarantor listed on Schedule 3.01(a)(iv) that is a Canadian Subsidiary of the Borrower, in each case, in form and substance satisfactory to the Agent.

                  (v) An amendment to the Canadian Security Agreement, in form and substance satisfactory to the Agent, duly executed by each Loan Party that is a Canadian Subsidiary of the Borrower, together with evidence that all other action that the Agent may deem necessary or desirable in order to perfect and protect the Liens and security interests created under such Canadian Security Agreement has been taken.

                  (vi) An amendment to each Debenture, in form and substance satisfactory to the Agent, duly executed by each Loan Party that is a Canadian Subsidiary of the Borrower, together with evidence that all other action that the Agent may deem necessary or desirable in order to perfect and protect the Liens and security interests created under such Debenture has been taken.

                  (vii) An amendment to each Debenture Pledge Agreement, in form and substance satisfactory to the Agent, duly executed by each Loan Party that is a Canadian Subsidiary of the Borrower, together with evidence that all other action that the Agent may deem necessary or desirable in order to perfect and protect the Liens and security interests created under such Debenture Pledge Agreement has been taken.

                  (viii) [Intentionally omitted.]

                  (ix) A copy of a certificate of the Secretary of State of the jurisdiction of incorporation of each Loan Party and TLSP Investments, dated reasonably near the Restatement Date, in each case listing the charter of each Loan Party or TLSP Investments, as applicable, and each amendment thereto on file in such office and certifying that (A) such charter is a true and correct copy thereof, (B) such amendments are the only amendments to such charter on file in such office, (C) such Person has paid all franchise taxes to the date of such certificate and (D) such Person is duly incorporated and in good standing under the laws of the State of the jurisdiction of its incorporation.

                  (x) A copy of a certificate of the Secretary of State of each of the States listed on Schedule 3.01(a)(x), dated reasonably near the Restatement Date, with respect to each Loan Party as listed on Schedule 3.01(a)(x), stating that such Person is duly qualified and in good standing as a foreign corporation in such State and has filed all annual reports required to be filed to the date of such certificate.

                  (xi) A certificate of each Loan Party and TLSP Investments, signed on behalf of each such Person by its President and its Secretary, dated the Restatement Date (the statements made in which certificate shall be true on and as of the Restatement Date), certifying as to (A) the absence of any amendments to the charter of such Person since the date of the Secretary of State's certificate referred to in Section 3.01(a)(ix), (B) a true and correct copy of the bylaws of such Person as in effect on the Restatement Date, copies of which shall be attached, (C) the due incorporation and good standing or valid existence of such Person as a corporation organized under the laws of the jurisdiction of its incorporation and the absence of any proceeding for the dissolution or liquidation of such Person, (D) the completeness and accuracy of the representations and warranties contained in the Loan Documents as though made on and as of the Restatement Date, (E) the absence of any event occurring and continuing that constitutes a Default, (F) the approval and authorization of the execution, delivery and performance of this Agreement and the other Loan Documents and the Related Documents to which it is a party as evidenced by appropriate resolutions of the board of directors of each such Loan Party, copies of which shall be attached, and (G) the signature and incumbency certificates of the officers of each such Loan Party executing the Loan Documents and the Related Documents to which it is a party.

                  (xii) Certified copies of each of the Related Documents, duly executed by the parties thereto and in form and substance satisfactory to the Lender Parties, together with all agreements, instruments and other documents delivered in connection therewith as the Agent shall request.

                  (xiii) Such financial, business and other information regarding each Loan Party and its Subsidiaries as the Lender Parties shall have requested, including, without limitation, information as to possible contingent liabilities, tax matters, environmental matters, obligations under or with respect to Plans, Multiemployer Plans and Welfare Plans, collective bargaining agreements and other arrangements with employees, audited annual financial statements dated December 31, 2000, which shall classify the Obligations of the Borrower to the Lenders as long term liabilities, and forecasts prepared by management, in form and substance satisfactory to the Lender Parties, of balance sheets, income statements and cash flow statements on a monthly basis for the period commencing on the Restatement Date through and including the Final Maturity Date.

                  (xiv) [Intentionally Omitted.]

                  (xv) A letter, in form and substance satisfactory to the Agent, from the Borrower to Arthur Andersen L.L.C., its independent certified public accountants, advising such accountants that the Agent and the Lender Parties have been authorized to exercise all rights of the Borrower to require such accountants to disclose any and all financial statements and any other information of any kind that they may have with respect to the Borrower and its Subsidiaries and directing such accountants to comply with any reasonable request of the Agent or any Lender Party for such information.

                  (xvi) Evidence of insurance naming the Agent as additional insured and loss payee with such responsible and reputable insurance companies or associations, and in such amounts and covering such risks as is satisfactory to the Lender Parties, including, without limitation, business interruption insurance, product liability insurance, and directors and officers insurance.

                  (xvii) [Intentionally Omitted.]

                  (xviii) Favorable opinions of (A) Cozen and O'Connor, counsel to the Loan Parties, in the form of Exhibit H-1 and (B) McMillan Binch, Canadian counsel to the Loan Parties, in the form of Exhibit H-2.

                  (xix) [Intentionally Omitted.]

                  (xx) The MDC Subordination Agreement evidencing a restructuring of the MDC Subordinated Debt, in form and substance satisfactory to the Agent and the Lenders, duly executed by each of the Equity Investors and the Borrower.

                  (xxi) [Intentionally Omitted.]

                  (xxii) [Intentionally Omitted.]

                  (xxiii) [Intentionally Omitted.]

                  (xxiv) [Intentionally Omitted.]

                  (xxv) Certified copies of each employment agreement relating to the senior management of the Borrower, including, without limitation, Peter Pierce as Chief Executive Officer of the Borrower, Chris Williams as Chief Operating Officer of the Borrower, and Joseph Nezi as Executive Vice President of Business Development of the Borrower, duly executed by the parties thereto and in form and substance satisfactory to the Required Lenders, and any such other agreements as the Agent shall request.

                  (xxvi) Certified copies of any engagement letter between the Borrower and any third party advisor, including, without limitation, Birch Advisors, LLC, duly executed by the parties thereto and in form and substance satisfactory to the Required Lenders.

                  (b) The Borrower shall have paid, to the extent not otherwise provided for in this Agreement, (i) all accrued and unpaid interest under the Existing Credit Agreement through the Restatement Date ("ACCRUED INTEREST"); provided, however, that 50% of all Accrued Interest shall be paid in cash and the remaining 50% shall be evidenced by a Deferred Interest Note; provided further, however, that the Borrower shall pay to the Agent, for the benefit of the Working Capital Lenders, an amount equal to 50% of all Accrued Interest, which payment shall be applied to establish the Accounts Payable Reserve in accordance with Section 2.06(b)(v), and (ii) all accrued fees and expenses of the Agent and the Lender Parties (including the accrued fees and expenses of counsel to the Agent, of Canadian counsel to the Agent, of counsel to the Lenders, of the financial advisors to the Agent and the Lenders, and fees payable to the Agent and Lenders pursuant to Section 2.08(b) of this Agreement).

                  (c) The Lender Parties shall be satisfied with (i) the corporate and legal structure and capitalization of the Borrower and its Subsidiaries and (ii) the management of the Loan Parties.

                  (d) Before giving effect to the transactions contemplated by this Agreement, there shall have occurred no Material Adverse Change since December 31, 2000.

                  (e) Other than as set forth on Schedule 4.01(j), there shall exist no action, suit, investigation, litigation or proceeding affecting the Borrower or any other Loan

         Party or any of their Subsidiaries pending or threatened before any court, governmental agency or arbitrator that could have a Material Adverse Effect.

                  (f) The Lenders shall have completed a due diligence investigation of the Borrower and its Subsidiaries (including, without limitation, a field examination of the quality of their current assets and of their management information systems) in scope and with results satisfactory to the Lenders, and nothing shall have come to the attention of the Lenders during the course of such due diligence investigation to lead them to believe (i) that any material information provided to the Agent or the Lenders has become misleading, incorrect or incomplete in any material respect and (ii) without limiting the generality of the foregoing, the Lender Parties shall have been given such access to the management, records, books of account, contracts and properties of the Borrower and its Subsidiaries, as they shall have requested.

                  (g) The Borrower shall have delivered to the Agent and each Lender a copy of the unaudited consolidated financial statements for January 2001 and February 2001 at least 15 days prior to the Restatement Date.

                  (h) The Borrower shall have delivered to the Agent and each Lender a copy of the annual audit report for the Borrower and its Subsidiaries for the Fiscal Year ended on December 31, 2000, which shall classify the Obligations of the Borrower to the Lenders as long term liabilities, and which shall include a Consolidated balance sheet of the Borrower and its Subsidiaries, as of December 31, 2000, and Consolidated statements of operations and cash flows of the Borrower and its Subsidiaries, in each case for the Fiscal Year ending December 31, 2000, accompanied by an opinion of Arthur Andersen, LLC, together with (i) a copy of any management letter prepared by Arthur Andersen, LLC with respect to such Fiscal Year 2000 and distributed to the Borrower, (ii) a certificate of the chief financial officer of the Borrower stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto, (iii) in the event of any change from GAAP in the generally accepted accounting principles used in the preparation of such financial statements, a statement of reconciliation conforming such financial statements to GAAP, and (iv) a schedule in form satisfactory to the Agent of the computations used by the Borrower in determining compliance with the covenants contained in the Existing Credit Agreement.

                  (i) [Intentionally omitted.]

                  (j) The Borrower shall have delivered to the Agent and each Lender a copy of its preliminary report containing forecasts prepared by management of the Borrower, in form satisfactory to the Agent, of Consolidated balance sheets, statements of operations and cash flows on a monthly basis for the Fiscal Year 2001 together with a detailed business plan and budget for Fiscal Year 2001.

                  (k) The Borrower shall have delivered to the Agent and each Lender a copy of its report identifying all leased real property together with a description of the lease term, the annual rent payments, and any options to extend such Lease, all leased property for facilities in which the Borrower and its Subsidiaries are no longer conducting operations, all leased real property which has been disposed of during the most recent Fiscal Year, and all leased real property to be disposed of in the succeeding Fiscal Year, in form and substance satisfactory to the Agent and the Lenders (the "LEASED REAL PROPERTY REPORT").

                  (l) [Intentionally Omitted.]

                  (m) The Borrower shall have implemented, pursuant to documentation in form and substance satisfactory to the Agent and the Lenders, an incentive program for members of the senior management of the Borrower (the "MANAGEMENT INCENTIVE PROGRAM").

                  (n) The Agent shall have received a report, satisfactory in form and substance to the Agent in its sole and absolute discretion, from FTI/Policano & Manzo, as financial consultant to the Agent and the Lenders ("POLICANO & MANZO") regarding the financial reporting systems, operational controls and business plan of the Borrower and its Subsidiaries, and the Borrower shall have implemented any changes to such systems, controls or business plan recommended in such report. Borrower agrees to cooperate with the Lenders and their advisors in connection with their review of the Borrower and its Subsidiaries, their assets, financial condition and operations and financial planning, and to provide, upon reasonable notice, unfettered access to all books, records and personnel necessary for such review.

                  (o) The Borrower shall have delivered to the Agent and each Lender (i) a corporate organizational chart, and (ii) a list of all management level employees of the Borrower and its Subsidiaries terminated during the six months immediately preceding the Restatement Date, as well as any severance arrangements relating to any such termination.

                  (p) The Borrower shall have delivered to the Agent, for the benefit of the Lenders, (i) copies of all Certificates of Incorporation, Certificates of Merger, Articles of Merger and Articles of Amalgamation, in each case filed in all proper jurisdictions, evidencing the dissolution and merger of CRW Financial Acquisition Corp., IDRC, Federal Compliance Corp., ProMark One Marketing Services Inc., IntelliSell Corporation, IDRC Teleservices Inc., Telnet Systems Inc. and IDRC New York, Inc., with or into the Borrower, and the dissolution or merger of TeleSpectrum Worldwide (Canada) Inc. with or into S&P Data Corp., and the subsequent name change of S&P Data Corp. to TeleSpectrum Worldwide (Canada) Inc. and (ii) copies of all records of proceedings and actions, including any resolutions adopted and approved by the boards of directors of each of the aforementioned parties and any amendments to the bylaws of the aforementioned parties, evidencing such dissolutions or mergers.

            SECTION 3.02. Conditions Precedent to Each Working Capital Borrowing. The obligation of each Working Capital Lender to make a Working Capital Advance on the occasion of each Working Capital Borrowing shall be subject to the further conditions precedent that on the date of such Working Capital Borrowing, (a) the following statements shall be true

(and the giving of the Notice of Borrowing, and the acceptance by the Borrower of the proceeds of such Working Capital Borrowing shall constitute a representation and warranty by the Borrower that both on the date of such notice and on the date of such Working Capital Borrowing such statements are true):

                  (i) the representations and warranties contained in each Loan Document are correct on and as of such date, before and after giving effect to such Working Capital Borrowing and to the application of the proceeds therefrom, as though made on and as of such date other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such Working Capital Borrowing, in which case as of such specific date;

                  (ii) no event has occurred and is continuing, or would result from such Working Capital Borrowing or from the application of the proceeds therefrom, that constitutes a Default; and

                  (iii) the sum of the Loan Values of the Eligible Receivables (as determined by the Agent based on the most recent Borrowing Base Certificate delivered to the Lender Parties hereunder) exceeds the aggregate principal amount of Working Capital Advances then outstanding and which will be outstanding after giving effect to such Advance;

and (b) the Agent shall have received such other approvals, opinions or documents as any Appropriate Lender Party through the Agent may reasonably request.

            SECTION 3.03. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender Party shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender Parties unless an officer of the Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender Party prior to the Restatement Date specifying its objection thereto.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

            SECTION 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

                  (a) Each Loan Party (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed could not be reasonably likely to have a Material Adverse Effect and (iii) has all requisite corporate power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. All of the outstanding Equity Interests in the Borrower have been validly issued, are fully paid and non-assessable.

                  (b) Set forth on Schedule 4.01(b) hereto is a complete and accurate list of all Subsidiaries of each Loan Party, showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its incorporation, the number of shares of each class of its Equity Interests authorized, and the number outstanding, on the date hereof and the percentage of the outstanding shares of each such class of its Equity Interests owned (directly or indirectly) by such Loan Party and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. All of the outstanding Equity Interests in each Loan Party's Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by such Loan Party or one or more of its Subsidiaries free and clear of all Liens, except those created under the Collateral Documents. Each such Subsidiary (i) is a corporation duly organized, validly, existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualified or be licensed could not be reasonably likely to have a Material Adverse Effect and (iii) has all requisite corporate power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. Each of CRW Financial Acquisition Corp., IDRC, Federal Compliance Corp., ProMark One Marketing Services Inc., IntelliSell Corporation, IDRC Teleservices Inc., Telnet Systems Inc. and IDRC New York, Inc. have been dissolved or merged with or into the Borrower. TeleSpectrum Worldwide (Canada) Inc. has been dissolved or merged with or into S&P Data Corp, and S&P Data Corp. has amended its name to TeleSpectrum Worldwide (Canada) Inc.

                  (c) The execution, delivery and performance by each Loan Party of each Transaction Document to which it is or is to be a party, and the consummation of the transactions contemplated by the Transaction Documents, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Loan Party's charter or bylaws, (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could be reasonably likely to have a Material Adverse Effect.

                  (d) No authorization or approval or other action by, and no notice to or filing with any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of any Transaction Document to which it is or is to be a party or for the transactions contemplated by the Transaction Documents, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (iv) the exercise by the Agent or any Lender Party of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the authorizations, approvals, actions, notices and filings listed on
         Schedule 4.01(d) hereto, all of which have been duly obtained, taken, given or made and are in full force and effect. All applicable waiting periods in connection with the transactions contemplated by the Transaction Documents have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the Borrower, and the other transactions contemplated by the Transaction Documents have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now provided or hereafter acquired by any of them.

                  (e) This Agreement has been, each other Transaction Document when delivered hereunder will have been, and each of the Collateral Documents have been duly executed and delivered by each Loan Party party thereto. This Agreement is, and each other Transaction Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms. The Collateral Documents, whether or not amended, supplemented or otherwise modified in connection with the execution and delivery of this Agreement, are, and shall continue to be, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms.

                  (f) (i) The Consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 2000, and the related Consolidated statements of operations and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, accompanied, as to the Consolidated financial statements of the Borrower and its Subsidiaries, by an opinion of Arthur Andersen L.L.C., independent public accountants, fairly present, the Consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the Consolidated results of the operations of the Borrower and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis, and

                  (ii) since December 31, 2000 there has occurred no Material Adverse Change.

                  (g) [Intentionally Omitted.]

                  (h) The Consolidated forecasted balance sheet, statements of operations and statements of cash flows of the Borrower and its Subsidiaries delivered to the Lender Parties pursuant to Section 3.01(h) and Section 5.03(d) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were reasonable in the light of conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery and on the Restatement Date, the Borrower's best estimate of the future financial performance of the Borrower and its Subsidiaries.

                  (i) None of the other information, exhibits or reports (excluding any financial projections) taken as a whole, furnished by or on behalf of any Loan Party to the Agent or any Lender Party, in connection with the negotiation of the Loan Documents or pursuant to the terms of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading in light of the circumstances under which such information was provided and on the Restatement Date.

                  (j) There is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries, including any Environmental Action, pending or threatened before any court, governmental agency or arbitrator that could be reasonably likely to have a Material Adverse Effect except as set forth on
         Schedule 4.01(j). There is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries, pending or threatened before any court, governmental agency or arbitrator that purports to affect the legality, validity or enforceability of any Transaction Document or the consummation of the transactions contemplated hereby and thereby.

                  (k) No Loan Party is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

                  (l) The Collateral Documents create a valid and perfected first priority security interest in the Collateral securing the payment of the Secured Obligations subject only to Liens permitted hereunder, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the Liens and security interests created or permitted under the Loan Documents.

                  (m) Neither any Loan Party nor any of its Subsidiaries is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Advances, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated hereby, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

                  (n) [Intentionally omitted.]

                  (o) (i) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan.

                  (ii) As of the last annual actuarial valuation date, the funded current liability percentage, as defined in Section 302(d)(8) of ERISA, of each Plan exceeds 90% and there has been no material adverse change in the funding status of any such Plan since such date.

                  (iii) Neither any Loan Party nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan.

                  (iv) Neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

                  (v) Except as set forth in the financial statements referred to in this Section 4.01 and in Section 5.03, the Loan Parties and their respective Subsidiaries have no material liability with respect to "expected post retirement benefit obligations" within the meaning of Statement of Financial Accounting Standards No. 106.

                  (vi) Set forth on Schedule 4.01(o) hereto is a complete and accurate list of all Plans, Multiemployer Plans and Welfare Plans.

                  (vii) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Lender Parties, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

                  (p) (i) Each Loan Party and each of its Subsidiaries and Affiliates has filed, has caused to be filed or has been included in all tax returns (federal, state, local and foreign) required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties.

                  (ii) Set forth on Schedule 4.01(p) hereto is a complete and accurate list, as of the date hereof, of each taxable year of each Loan Party and each of its Subsidiaries and Affiliates for which federal income tax returns have been filed and for which the expiration of the applicable statute of limitations for assessment or collection has not occurred by reason of extension or otherwise (an "OPEN YEAR").

                  (iii) There is no unpaid amount, as of the date hereof, of adjustments to the federal income tax liability of any Loan Party or any of its Subsidiaries or Affiliates proposed by the Internal Revenue Service with respect to Open Years. No issues have been raised by the Internal Revenue Service in respect of Open Years that, in the aggregate, could have a Material Adverse Effect.

                  (iv) There is no unpaid amount, as of the date hereof, of adjustments to the state, local and foreign tax liability of any Loan Party or any of its Subsidiaries or Affiliates proposed by all state, local and foreign taxing authorities (other than amounts arising from adjustments to federal income tax returns, if any). No issues have been raised by such taxing authorities that, in the aggregate, could have a Material Adverse Effect.

                  (q) Neither the business nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could be reasonably likely to have a Material Adverse Effect.

                  (r) [Intentionally omitted.]

                  (s) Set forth on Schedule 4.01(s) hereto is a complete and accurate list of all Existing Debt including all letters of credit outstanding on the date hereof (each such letter of credit, an "EXISTING LETTER OF Credit"), showing as of the date hereof the principal amount outstanding or amount available to be drawn (assuming all conditions to drawing are satisfied) thereunder, the maturity date thereof and the amortization schedule therefor.

                  (t) Neither the Borrower nor any of its Subsidiaries is the beneficial owner of any real property.

                  (u) All Inventory of the Borrower or any of its Subsidiaries that is owned by the Borrower or such Subsidiary free and clear of any Lien, other than under the Loan Documents, is located at the addresses specified on Schedule 4.01(u).

                  (v) Set forth on Schedule 4.01(v) hereto is a complete and accurate list of all leases of real property under which any Loan Party or any of its Subsidiaries is the lessee, showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof, and all information contained therein is complete and accurate. Each such lease is the legal, valid and binding obligation of the lessor thereof enforceable in accordance with its terms.

                  (w) Set forth on Schedule 4.01(w) hereto is a complete and accurate list of all Investments held by any Loan Party or any of its Subsidiaries, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.

                  (x) Set forth on Schedule 4.01(x) hereto is a complete and accurate list of all patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof of each Loan Party, or any of its Subsidiaries, showing as of the date hereof the jurisdiction in which registered, the registration number, the date of registration and the expiration date.

                  (y) Set forth on Schedule 4.01(y) hereto is a complete and accurate list of all Liens on the property or assets of any Loan Party or any of its Subsidiaries, showing as of the date hereof the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party or such Subsidiary subject thereto.

                  (z) The assets and property of TLSP Investments (other than the TLSP Investments Subordinated Note) and the demand deposit accounts of TLSP Investments permitted under Section 5.02(g)(ii) do not exceed $50,000 in the aggregate.

                  (aa) Set forth on Schedule 4.01(aa) hereto is a complete and accurate list of all deposit accounts that are not Blocked Accounts of the Borrower or any of its Subsidiaries as of the date hereof.

                  (bb) Except as set forth on Schedule 4.01(cc), neither the Borrower nor any Subsidiary has received any written or oral proposal for either (a) the sale, in whole or in part, of its business, or (b) the refinancing of all or substantially all of its Debt (individually, a "PROPOSAL").

                  (cc) Set forth on Schedule 4.01(dd) hereto is a complete and accurate list of all Material Contracts as of the Restatement Date.

                  (dd) All Obligations of the Borrower and any Loan Party in connection with the IntelliSell Earnout (as defined in the Existing Credit Agreement) have been satisfied and all Debts of the Borrower and any Loan Party in connection with the IntelliSell Earnout Notes (as defined in the Existing Credit Agreement) have been paid in full.

                                   ARTICLE V

                                    COVENANTS

            SECTION 5.01. Affirmative Covenants. So long as any Advance or any other Obligation of any Loan Party under or in respect of any Loan Document shall remain unpaid, any Secured Hedge Agreement shall be in effect or any Lender Party shall have any Term Advance Exposure or Working Capital Commitment hereunder, the Borrower will:

                  (a) Compliance with Laws, Etc. Comply and cause each of its Subsidiaries and eSatisfy to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970.

                  (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property which is not otherwise permitted hereunder; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

                  (c) Compliance with Environmental Laws. Comply, and cause each of its Subsidiaries and all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew, and cause each of its Subsidiaries to obtain and renew, all Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study-sampling and testing, make an appropriate response to any Environmental Action against the Borrower or any Loan Party or any of their Subsidiaries and discharge any obligations it may have to any Person thereunder (except if the Borrower or any Loan Party and their Subsidiaries do not have standing to contest or respond to such Environmental Action), and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in material compliance with the requirements of all governmental authorities and Environmental Laws; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

                  (d) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates.

                  (e) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory), permits, licenses, approvals, privileges and franchises; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to preserve any right, permit, license, approval, privilege or franchise if the Board of Directors of the Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Borrower, such Subsidiary or the Lender Parties.

                  (f) Visitation Rights. At any reasonable time and from time to time, upon reasonable prior notice, permit the Agent or any of the Lender Parties or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries or eSatisfy, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants.

                  (g) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

                  (h) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are reasonably required in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

                  (i) Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates on terms that are fair and reasonable and no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

                  (j) Covenant to Guarantee Obligations and Give Security. Upon
         (x) the request of the Agent, (y) the formation or acquisition of any new direct or indirect Subsidiary of any Loan Party (other than a Foreign Subsidiary that is not a Canadian Subsidiary if the effect of such undertaking would have material adverse tax consequences to the Loan Parties taken as a whole) or (z) the acquisition of any property by any Loan Party, and such property in the judgment of the Agent shall not already be subject to a perfected first priority security interest in favor of the Agent for the benefit of the Secured Parties, then the Borrower shall, in each case at the Borrower's expense:

                  (i) within 10 days after the formation or acquisition of a Subsidiary, cause each such Subsidiary and each direct and indirect Subsidiary of such Subsidiary, to duly execute and deliver to the Agent a guaranty or guaranty supplement, in form and substance satisfactory to the Agent, guaranteeing all of the Loan Parties' Obligations under the Loan Documents, provided that no guaranty may be required (if acceptable to the Agent) from a Foreign Subsidiary that is not a Canadian Subsidiary if the execution and delivery thereof would result in adverse tax consequences to the Loan Parties;

                  (ii) within 10 days after such request, formation or acquisition, furnish to the Agent a description of the real and personal properties of the Borrower and its Subsidiaries in detail satisfactory to the Agent;

                  (iii) within 15 days after such request, formation or acquisition, duly execute and deliver, and cause each such Subsidiary and cause each direct and indirect parent of such Subsidiary to duly execute and deliver, to the Agent mortgages, pledges, assignments, security agreement supplements and other security agreements, as specified by and in form and substance satisfactory to the Agent, securing payment of all the Obligations of the Loan Parties under the Loan Documents and constituting Liens on all such properties, provided that no mortgage, pledge, assignment, security agreement supplement or other security agreement may be required (if acceptable to the Agent) from a Foreign Subsidiary that is not a Canadian Subsidiary if the execution and delivery thereof would result in adverse tax consequences to the Loan Parties;

                  (iv) within 30 days after such request, formation or acquisition, duly, execute and deliver, and cause each such Subsidiary and cause each direct and indirect parent of such Subsidiary (other than any foreign Subsidiary that is not a Canadian Subsidiary) to take whatever action (including, without limitation, the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Agent to vest in the Agent (or in any representative of the Agent) Liens on the properties purported to be subject to the mortgages, pledges, assignments, security agreement supplements and other security, agreements delivered pursuant to this Section 5.01(j), enforceable against all third parties in accordance with their terms;

                  (v) within 30 days after such request, formation or acquisition, deliver to the Agent, upon the request of the Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Agent as to the matters contained in clauses (i),
         (iii) and (iv) above, as to such mortgages, pledges, assignments, security agreement supplements and other security agreements being legal, valid and binding obligations of each such Loan Party enforceable in accordance with their terms and as to such other matters as the Agent may reasonably request;

                  (vi) as promptly as practicable after such request, formation or acquisition, deliver, upon the request of the Agent in its sole discretion, to the Agent with respect to each parcel of real property owned or held by the entity that is the subject of such request, formation or acquisition title reports, surveys and engineering, soils and other reports, and environmental assessment reports, each of scope, form and substance satisfactory to the Agent, provided, however, that to the extent that any Loan Party, or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property such items shall promptly after the receipt thereof be delivered to the Agent, at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Agent may deem necessary or desirable in obtaining the full benefits of, or in perfecting and presenting the Liens of, such guaranties, mortgages, pledges, assignments, security agreements and security agreement supplements; and

                  (vii) promptly upon organizing, or within five days after organizing any Subsidiary or joint venture specified in clause (A) below, or within 15 days after organizing any Person specified in clause (B), each Loan Party shall pledge to the Agent on behalf of the Secured Parties (A) in the case of any U.S. Subsidiary or Canadian Subsidiary, 100% of the outstanding Equity Interests of such Person owned by such Loan Party; (B) in the case of any Foreign Subsidiary that is not a Canadian Subsidiary or foreign joint venture, 65 % of the total outstanding Equity Interests of such Person owned by such Loan Party; and (C) in the case of any domestic joint venture, 100% of the Equity Interests of such Person held by such Loan Party.

                  (k) Further Assurances. (i) Promptly upon request by the Agent or by any Lender Party through the Agent, correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and

                  (ii) Promptly upon request by the Agent or by any Lender Party through the Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as the Agent, or any Lender Party through the Agent, may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Loan Documents, (B) to the fullest extent permitted by applicable law, subject any Loan Party's or any of its Subsidiaries' properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and
         (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Agent and the Lender parties the rights granted or now or hereafter intended to be granted to the Agent and the Lender Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

                  (l) Performance of Related Documents. Perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms and provisions of each Related Document to be performed or observed by it, maintain each such Related Document in full force and effect, enforce such Related Document in accordance with its terms, take all such actions to such end as may be from time to time requested by the Agent and, upon request of the Agent, make to each other party to each such Related Document such demands and requests for information and reports or for action as such Loan Party or any of its Subsidiaries is entitled to make under such Related Document.

                  (m) Preparation of Environmental Reports. At the request of the Agent, provide to the Lender Parties within 60 days after such request, at the expense of the Borrower, a Phase I environmental site assessment report for any of its or its Subsidiaries' properties described in such request, prepared by an environmental consulting firm acceptable to the Agent (and, if based upon the recommendation of such environmental consulting firm, a Phase II environmental site assessment report) indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties. Without limiting the generality of the foregoing, if the Agent determines at any time that a material risk exists that any such report will not be provided within the time referred to above, the Agent may retain an environmental consulting firm to prepare such report at the expense of the Borrower, and the Borrower hereby grants and agrees to cause any Subsidiary that owns any property described in such request to grant at the time of such request, to the Agent, the Lender Parties, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto their respective properties to undertake such an assessment. The Borrower will deliver to Agent promptly following receipt thereof, copies of material environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of the Borrower or any of its Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to material environmental matters affecting the properties of the Borrower or any of its Subsidiaries or with respect to any material Environmental Actions. Agent may, from time to time and in its reasonable discretion, at the Borrower's expense, retain an independent professional consultant to review any environmental audits, investigations, analyses and reports prepared by or for the Borrower or any of its Subsidiaries.

                  (n) Compliance with Terms of Leaseholds and Material Contracts. Except in any case in clause (i) or (ii) where the failure to do so would not be reasonably likely to have a Material Adverse Effect, (i) with respect to all leases of real property to which the Borrower or any of its Subsidiaries is a party, make all payments and otherwise perform all obligations in respect of all such leases, keep all such leases in full force and effect and not allow any of such leases to lapse or be terminated or any rights to renew such leases to be forfeited or canceled, promptly notify the Agent of any material default by any party with respect to any such lease and cooperate with the Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so, and (ii) with respect to all Material Contracts, make all payments and perform all obligations in respect of all Material Contacts, keep all Material Contracts in full force and effect and not allow any Material Contract to lapse or be terminated or any rights to renew such Material Contract to be forfeited or canceled, promptly notify the Agent of any default by any party with respect to any Material Contract and cooperate with the Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so.

                  (o) [Intentionally Omitted.]

                  (p) Proposals. Promptly deliver to the Agent and each Lender
         (i) copies of any written Proposal promptly after receipt thereof by the Borrower, and (ii) a written summary of any oral Proposal promptly after receipt thereof by the Borrower.

                  (q) Access to Advisors. Permit the Agent and any Lender or any agents or representatives thereof full and direct access to any investment banker and/or financial advisor working for or on behalf of the Borrower, including, without limitation, Birch Advisors, LLC.

                  (r) Annual Forecast and Business Plan. Deliver to the Agent and each Lender prior to or on September 30, 2001, forecasts prepared by management of the Borrower, in form satisfactory to the Agent, of Consolidated balance sheets, statements of operations and cash flows on a monthly basis for the Fiscal Years 2002 and 2003 together with a narrative description of the business strategy with respect to each business segment for Fiscal Years 2002 and 2003.

                  (s) [Intentionally omitted.]

                  (t) Board of Directors; Lender Representatives. Notify the Agent and the Lenders of each meeting of the board of directors of the Borrower and any subcommittee thereof, and permit up to two (2) designated representatives of the Agent and the Lenders, as determined by the Agent and the Required Lenders in their sole discretion, and which shall be reasonably acceptable to the Borrower ("DESIGNATED REPRESENTATIVES"), to attend all meetings of the board of directors of the Borrower and any subcommittees thereof; provided, however, that no Designated Representative shall be permitted to attend any meeting, or portion thereof, concerning any refinancing of the Obligations of the Borrower.

                  (u) Capital Expenditure Plan. Deliver to the Agent and each Lender on or before June 30, 2001, a copy of the plan of Capital Expenditures, in form and substance satisfactory to the Required Lenders, forecasted on a monthly basis through December 31, 2001, and by September 30, 2001, such plan on a monthly basis through July 1, 2002 (the "CAPITAL EXPENDITURE PLAN").

                  (v) Management Consultant. By the date not later than 90 days after the Restatement Date, the Borrower shall have met with two consultants of national reputation identified by the Agent and Majority Lenders, and shall have discussed with such consultants the operations of the Borrower and its Subsidiaries. In addition, from and after the earlier to occur of (a) any Event of Default which is continuing, and
         (b) the date which is 120 days after the Restatement Date, upon the request of Majority Lenders the Borrower shall, at its own cost, retain one of the consultants or another consultant reasonably acceptable to the Borrower and the Majority Lenders pursuant to an engagement letter in form, substance and scope acceptable to Majority Lenders in their reasonable discretion. Notwithstanding anything to the contrary contained in this Section 5.01(v), the aggregate fees payable to any consultant shall not exceed $1.75 million without the consent of the Required Lenders.

            SECTION 5.02. Negative Covenants. So long as any Advance or any other Obligation of any Loan Party under or in respect of any Loan Document shall remain unpaid, or any Secured Hedge Agreement shall be in effect or any Lender Party shall have any Term Advance Exposure or Working Capital Commitment hereunder, the Borrower will not at any time:

                  (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its Subsidiaries to sign or file or suffer to exist, under the Uniform Commercial Code of any jurisdiction, a financing statement that names the Borrower or any of its Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, excluding, however, from the operation of the foregoing restrictions the following (in each case other than under subclauses (i), (ii) and (iii), subject to Section 5.02(r) with respect to TLSP Investments and TLSP Trademarks):

                  (i) Liens created under the Loan Documents;

                  (ii) Permitted Liens;

                  (iii) Liens existing on the date hereof and described on
         Schedule 4.01(y) hereto;

                  (iv) Liens arising in connection with Capitalized Leases permitted under Section 5.02(b)(ii)(B), provided that no such Lien shall extend to or cover any Collateral or assets other than the assets subject to such Capitalized Leases;

                  (v) purchase money Liens upon or in real property or equipment acquired or held by the Borrower or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition of any such property or equipment to be subject to such Liens, or Liens existing on any such property or equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover any property other than the property or equipment being acquired, and no such extension, renewal or replacement shall extend to or cover any property, not theretofore subject to the Lien being extended, renewed or replaced; and provided further that the aggregate principal amount of the Debt secured by Liens permitted by this clause (v) shall not exceed the amount permitted under Section 5.02(b)(ii)(B) at any time outstanding and that any such Debt shall not otherwise be prohibited by the terms of the Loan Documents;

                  (vi) Liens arising in connection with Government Loans permitted under Section 5.02(b)(ii)(B) and solely for the benefit of the governmental entity making such Government Loan, provided that no such Lien shall extend to or cover any Collateral or assets other than the equipment, real property and other property purchased or financed with such Government Loans;

                  (vii) the filing of financing statements solely as a precautionary measure in connection with operating leases not prohibited under Section 5.02(c); and

                  (viii) the replacement, extension or renewal of any Lien permitted by clause (iii) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby.

                  (b) Debt. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt other than:

                  (i) in the case of the Borrower,

                  (A) Debt in respect of the Existing Hedge Agreements and any other Hedge Agreement that is required or otherwise permitted under
            Section 5.01(o);

                  (B) Debt to its wholly-owned U.S. Subsidiaries and Canadian
            Subsidiaries that are Loan Parties as of the date hereof to the extent permitted by Section 5.02(g), so long as such Debt (x) is subordinated to the Obligations under the Loan Documents pursuant to an intercompany subordination agreement in substantially the form of Exhibit K-I hereto (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the "INTERCOMPANY SUBORDINATION AGREEMENT"), duly executed by such Subsidiary, (y) is evidenced by an intercompany note in substantially the form of Exhibit K-2 hereto (each, as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms, an "INTERCOMPANY NOTE"), duly executed by the Borrower as payor, and (z) shall constitute Pledged Debt and shall be delivered to the Agent in accordance with Section 5.01(j); provided, however, that in each case, immediately after giving effect thereto, no Default shall have occurred and be continuing; and

                  (C) the MDC Subordinated Debt;

                  (ii) in the case of the Loan Parties,

                  (A) Debt under the Loan Documents;

                  (B) Debt secured by Liens permitted under Section 5.02(a)(v),
            Capitalized Leases and Government Loans for which the aggregate annual principal payments made or to be made in respect thereof shall not exceed $3,300,000 in the aggregate;

                  (C) Debt incurred in respect of the TARP Earnout;

                  (D) Debt in respect of the Existing Hedge Agreements or any other Hedge Agreement that is required or otherwise permitted under
            Section 5.01(o);

                  (E) Debt owed to the Borrower by its wholly-owned U.S.
            Subsidiaries and Canadian Subsidiaries, subject to the requirements of Section 5.02(b)(i)(B) (except that each reference to the Borrower in each of clauses (x) and (y) thereof shall be a reference to such U.S. Subsidiary or Canadian Subsidiary for the purposes of this subclause (E)) and in each case to the extent permitted by Section 5.02(g); provided, however, that in each case, immediately after giving effect thereto, no Default shall have occurred and be continuing;

                  (F) Debt consisting of (1) amounts due under those structured settlements with certain vendors as set forth on Schedule 5.02(b)(ii)(F) hereto, as such amounts may be reduced, (2) amounts due to Ameritech in an amount not to exceed $2,400,000, as such amount may be reduced, and (3) trade payables incurred in the ordinary course of business which are overdue by more than 90 days and which are (a) not greater than 23% of the aggregate amount of all trade payables as of the 120th day after the Restatement Date, and (b) not greater than 20% of the aggregate amount of all trade payables as of the 210th day after the Restatement Date or any date thereafter; and

                  (G) unsecured Debt other than Debt (x) permitted in clauses
            (A) through (F) of this Section 5.02(b)(ii) or (y) as set forth on
            Schedule 4.01(s), but including Debt that also constitutes Investments permitted under Section 5.02(g), in an aggregate amount not to exceed $1,000,000 at any time outstanding;

                  (H) in the case of the Borrower and TeleSpectrum Worldwide
            (Canada) Inc., the TLSP Subordinated Debt; and

                  (iii) in the case of the Borrower and any of its Subsidiaries, indorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, subject to
         Section 5.02(r) in the case of TLSP Investments and TLSP Trademarks.

                  (c) Lease Obligations. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any obligations as lessee for the rental or hire of real or personal property in connection with any sale and leaseback transaction; provided, however, that so long as no Default has occurred and is continuing, any Loan Party may enter into an operating lease of equipment sold pursuant to Section 5.02(f)(iii).

                  (d) Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any material change in the nature of its business as carried on at the date hereof.

                  (e) Mergers, Etc. Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so, except that any Subsidiary of the Borrower may merge into or consolidate with the Borrower or any other such Subsidiary, so long as the surviving Person is the Borrower or, if the merger or consolidation is with a Subsidiary other than the Borrower, such surviving Person is a wholly-owned U.S. Subsidiary or Canadian Subsidiary of the Borrower and complies with Section 5.01(j).

                  (f) Sales, Etc. of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets, except:

                  (i) inventory in the ordinary course;

                  (ii) in a transaction authorized by subsection (e) of this Section; and

                  (iii) sales or trade-ins of used equipment for fair value in the ordinary course of business for like assets or cash in an aggregate amount not to exceed $250,000 in the aggregate from and after the Restatement Date.

                  (g) Investments. Make or hold, or permit any of its Subsidiaries to make or hold, any Investment other than:

                  (i) Investments by the Borrower and the other Loan Parties in wholly-owned Subsidiaries which Investments are outstanding on the date hereof;

                  (ii) Investments by the Borrower and its Subsidiaries (other than TLSP Investments) in demand deposit accounts maintained in the ordinary course of business with any Person of the type referred to in clause (i), (ii), (iii), (iv) or (v) of the definition of "Eligible Assignee" and in Cash Equivalents not on deposit in Blocked Accounts in an aggregate amount not to exceed $500,000; provided, however, that TLSP Investments may maintain two demand deposit accounts upon, and subject to, the Agent's prior written consent;

                  (iii) Investments by the Borrower in Hedge Agreements permitted under Section 5.02(b)(i)(A);

                  (iv) Investments existing on the date hereof and described on
         Schedule 4.01(w) hereto; and

                  (v) Investments by Subsidiaries of the Borrower in the Borrower.

                  (h) Restricted Payments. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such or issue or sell any Equity Interests or accept any capital contributions, or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value Equity Interests of the Borrower or to issue or sell any Equity Interests therein, except that, so long as no Default shall have occurred and be continuing at the time of any action described in clause (i) or (ii) below or would result therefrom;

                  (i) the Borrower may declare and pay dividends and distributions payable only in common stock of the Borrower; and

                  (ii) any Subsidiary of the Borrower may (A) declare and pay cash dividends to the Borrower, (B) declare and pay cash dividends to any other wholly-owned U.S. Subsidiary or Canadian Subsidiary of the Borrower of which it is a Subsidiary, and (C) if not a wholly-owned Subsidiary of the Borrower, declare and pay cash dividends to each holder of an Equity Interest therein in proportion to such holding, provided that the Borrower or other Loan Party, as a holder of Equity Interest therein, shall also receive cash distributions from such Subsidiary on terms no less favorable than afforded to any other holder of Equity Interests of the same as such Loan Party's holding.

                  (i) Amendment of Constitutive Documents. Amend, or permit any of its Subsidiaries to amend, its certificate of incorporation, bylaws or other constitutive documents.

                  (j) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in (i) accounting policies or reporting practices, except (A) as required by GAAP or (B) if such change has no material effect on the financial information reported, or
         (ii) Fiscal Year.

                  (k) Prepayments, Etc. of Debt. (i) Prepay, redeem, or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt other than (A) the prepayment of the Advances in accordance with the terms of this Agreement, (B) if before and after giving effect to any such prepayment, redemption, purchase, defeasance or other satisfaction, no Default has occurred and is continuing or would result therefrom, regularly scheduled or required repayments or redemptions of Accounts Payable, and (C) if before and after giving effect to any such prepayment, redemption, purchase, defeasance or other satisfaction, no Default has occurred and is continuing or would result therefrom, Debt permitted under Sections 5.02(b)(i)(B) and (ii)(E), or (ii) amend, modify or change in any manner any term or condition of the MDC Subordinated Debt or the TLSP Subordinated Debt, or permit any of its Subsidiaries to do any of the foregoing other than to prepay any Debt payable to the Borrower.

                  (l) Amendment, Etc. of Related Documents. Cancel or terminate any Related Document or consent to or accept any cancellation or termination thereof, amend, modify or change in any manner any term or condition of any Related Document or give any consent, waiver or approval thereunder, waive any default under or any breach of any term or condition of any Related Document, agree in any manner to any other amendment, modification or change of any term or condition of any Related Document or take any other action in connection with any Related Document that would impair the value of the interest or rights of any Loan Party thereunder, that would impair the rights or interests of the Agent or any Lender Party, that would result in a Material Adverse Change, or that would result in a material increase in the aggregate compensation, incentives and benefits of the Borrower's senior management, or permit any of its Subsidiaries to do any of the foregoing.

                  (m) Negative Pledge. Enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets other than (i) in favor of the Secured Parties or (ii) in connection with any Debt that is secured by purchase money Liens or is a Capitalized Lease or a Government Loan, in each case, to the extent permitted under Section 5.02(b)(ii)(B), and solely to the extent such agreement is limited to the property covered by such Liens, subject to Section 5.02(r) in the case of TLSP Investments.

                  (n) Partnerships. Become a general partner in any general or limited partnership or joint venture, or permit any of its Subsidiaries to do so other than any Subsidiary the sole assets of which consist of its interest in such partnership or joint venture.

                  (o) Formation of Subsidiaries. Organize or invest, or permit any Subsidiary to organize or invest, in any new Subsidiary.

                  (p) Payment Restrictions Affecting Subsidiaries. Directly or indirectly, enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist any agreement or arrangement limiting the ability of any of its Subsidiaries to declare or pay dividends or other distributions in respect of its Equity Interests or repay or prepay any Debt owed to, make loans or advances to, or otherwise transfer assets to or invest in, the Borrower or any Subsidiary of the Borrower (whether through a covenant restricting dividends, loans, asset transfers or investments, a financial covenant or otherwise), except the Loan Documents.

                  (q) Other Transactions. Engage, or permit any of its Subsidiaries to engage, in any transaction involving commodity, options or futures contracts or any similar speculative transactions (including, without limitation, take-or-pay contracts).

                  (r) Restricted Subsidiaries. Permit TLSP Investments or TLSP Trademarks to create, incur, assume or suffer to exist Obligations or Liens in an aggregate amount in excess of $50,000 at any time, or suffer to exist or permit TLSP Investments to create, acquire, assume or own property and assets in the aggregate exceeding $50,000 (other than the TLSP Investments Subordinated Notes, and, in the case of TLSP Investments, the demand deposit accounts permitted under Section 5.02(g)(ii)), unless, in the case of TLSP Investments, TLSP Investments shall have complied with Section 5.01(j) and, as to TLSP Trademarks, TLSP Trademarks shall have pledged the TLSP Trademarks Subordinated Debt.

                  (s) Amendment, Etc. of Material Contracts. Cancel or terminate any Material Contract, or consent to or accept any cancellation or termination thereof, amend, modify or change in any manner any term or condition of any Material Contract or give any consent, waiver or approval thereunder, waive any default under or any breach of any term or condition of any Material Contract, agree in any manner to any other amendment, modification or change of any term or condition of any Material Contract or take any other action in connection with any Material Contract that would impair the value of the interest or rights of any Loan Party thereunder, that would, in any such case, would be reasonably likely to cause a Material Adverse Change, or that would result in a material increase in the aggregate compensation, incentives and benefits of the Borrower's senior management, or permit any of its Subsidiaries to do any of the foregoing, in each case without the written consent of the Agent and the Required Lenders.

                  (t) Management Incentive Plan. (i) Amend or modify, in any way, or permit any of its Subsidiaries to amend or modify, in any way, the Management Incentive Program implemented pursuant to Section 3.01(m) without the written consent of

         Required Lenders, or (ii) cause the board of directors (or any subcommittee thereof) of the Borrower to amend or modify in any way the Management Incentive Program implemented pursuant to Section 3.01(m) or approve or implement any other management incentive, bonus or compensation program or similar program or arrangement other than the Management Incentive Program implemented pursuant to Section 3.01(m).

            SECTION 5.03. Reporting Requirements. So long as any Obligation of any Loan Party under or in respect of any Loan Document shall remain unpaid, any Secured Hedge Agreement shall be in effect, or any Lender Party shall have any Term Advance Exposure or Working Capital Commitment hereunder, the Borrower will furnish to the Agent and the Lender Parties:

                  (a) Default and Prepayment Notices. (i) As soon as possible and in any event within two Business Days after the occurrence of each Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect continuing on the date of such statement, a statement of the chief financial officer of the Borrower setting forth details of such Default, event, development or occurrence and the action that the Borrower has taken and proposes to take with respect thereto, and (ii) as soon as possible and in any event no later than 11:00 A.M. (New York City time) at least three Business Days before any prepayment of Term Advances is to be made by the Borrower pursuant to Section 2.06 (the "PREPAYMENT DATE"), written notice of the principal amount of such prepayment (the "PREPAYMENT AMOUNT") and the applicable Prepayment Date. Each such notice (a "PREPAYMENT NOTICE") shall be by telex or telecopier or otherwise as provided in Section 8.02.

                  (b) Monthly and Quarterly Financials; Weekly Cash Flow Statements and Variance Reports. (i) Monthly Financials. As soon as available and in any event within 30 days after the end of each month (other than for each month on which a fiscal quarter is also ending, in which event such financials shall be delivered within 45 days), commencing with the month of March 2001, a Consolidated balance sheet of the Borrower and its Subsidiaries, in each case as of the end of such month, and Consolidated statements of operations and cash flows of the Borrower and its Subsidiaries, in each case for the period commencing at the end of the previous month and ending with the end of such month, and Consolidated statements of operations and cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding month and Fiscal Year-to-date period of the preceding Fiscal Year and the corresponding figures for the corresponding month and Fiscal Year-to-date period of the annual forecast previously delivered pursuant to Section 5.03(d), all in reasonable detail and duly certified by the chief financial officer of the Borrower, together with (A) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto, (B) a schedule in form satisfactory to the Agent of the computations used by the Borrower in determining compliance with the covenants contained in Sections 5.04(a) through (f), and (C) in the event of any change from GAAP in the generally accepted accounting principles used in the preparation of such financial statements, a statement of reconciliation conforming such financial statements to GAAP and (D) a brief narrative prepared by the chief financial officer of the Borrower, outlining the factors impacting the financial results of the Borrower and its Subsidiaries for such month.

                  (ii) Quarterly Financials. As soon as available and in any event within 45 days after the end of each Fiscal Quarter, commencing with the Fiscal Quarter ended March 31, 2001, a Consolidated balance sheet of the Borrower and its Subsidiaries, in each case as of the end of such Fiscal Quarter, and Consolidated statements of operations and cash flows of the Borrower and its Subsidiaries, in each case for the period commencing at the end of the previous Fiscal Quarter and ending with the end of such Fiscal Quarter, and Consolidated statements of operations and cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Quarter and ending with the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding Fiscal Quarter and Fiscal Year-to-date period of the preceding Fiscal Year and the corresponding figures for the corresponding month and Fiscal Year-to-date period of the annual forecast previously delivered pursuant to Section 5.03(d), all in reasonable detail and duly certified by the chief financial officer of the Borrower, together with
         (A) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto, (B) a schedule in form satisfactory to the Agent of the computations used by the Borrower in determining compliance with the covenants contained in Sections 5.04(a) through (f), and (C) in the event of any change from GAAP in the generally accepted accounting principles used in the preparation of such financial statements, a statement of reconciliation conforming such financial statements to GAAP.

                  (iii) Weekly Cash Flow Statements; Variance Reports. As soon as available and in any event not later than the last Business Day of each week after the Restatement Date, Consolidated cash flow statements in form and substance satisfactory to the Agent reflecting on a line-item basis cash receipts and disbursements for the Borrower and its Subsidiaries for the preceding week, and a Variance Report.

                  (c) Annual Financials. As soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of the annual audit report for such year for the Borrower and its Subsidiaries, including therein a Consolidated balance sheet of the Borrower and its Subsidiaries, as of the end of such Fiscal Year, and Consolidated statements of operations and cash flows of the Borrower and its Subsidiaries, in each case for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Year, accompanied as to such Consolidated statements by an opinion of an independent public accountant of recognized standing acceptable to the Required Lenders, together with (i) a copy of any management letter prepared by such accounting firm with respect to such Fiscal Year and distributed to the Borrower, (ii) a certificate of the chief financial officer of the Borrower stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto, (iii) in the event of any change from GAAP in the generally accepted accounting principles used in the preparation of such financial statements, a statement of reconciliation conforming such financial statements to GAAP, (iv) a schedule in form satisfactory to the event of the computations used by the Borrower in determining compliance with the covenants contained in Sections 5.04(a) through
         (f), and (v) commencing with delivery in respect of the Fiscal Year ending on December 31, 2001 a schedule in form satisfactory to the Agent of the computation used by the Borrower in determining Excess Cash Flow for such previous Fiscal Year.

                  (d) Annual Forecasts. As soon as available and in any event no later than 15 days prior to the end of each Fiscal Year, forecasts prepared by management of the Borrower, in form satisfactory to the Agent, of Consolidated balance sheets, statements of operations and cash flows on a monthly basis for the Fiscal Year following such Fiscal Year then ended.

                  (e) Litigation. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Loan Party or any of its Subsidiaries of the type described in Section 4.01(j).

                  (f) Securities Reports. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that any Loan Party or any of its Subsidiaries sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements, that any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange.

                  (g) Creditor Reports. Promptly after the furnishing thereof copies of any statement or report furnished to any other holder of the Debt of any Loan Party or of any of its Subsidiaries (including, without limitation, loan or credit or similar agreement) and not otherwise required to be furnished to the Lender Parties pursuant to any other clause of this Section 5.03.

                  (h) Agreement Notices. Promptly upon receipt thereof, copies of all notices, requests and other documents received by any Loan Party or any of its Subsidiaries under or pursuant to any Related Document or indenture, loan or credit or similar agreement regarding or related to any breach or default by any party thereto or other event that could materially impair the value of the interests or the rights of any Loan Party or any of its Subsidiaries or otherwise have a Material Adverse Effect, and copies of any amendment, modification or waiver of any provision of any Related Agreement or indenture, loan or credit or similar agreement and, from time to time upon request by the Agent, such information and reports regarding the Related Documents as the Agent may reasonably request.

                  (i) ERISA. (i) ERISA Events and ERISA Reports. (A) Promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the chief financial officer of the Borrower describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto and (B) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information.

                  (ii) Plan Terminations. Promptly and in any event within two Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan.

                  (iii) Plan Annual Reports. Promptly and in any event within 10 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan.

                  (iv) Multiemployer Plan Notices. Promptly and in any event within five Business Days after receipt thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the position of Withdrawal Liability imposed by any such Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (C) the amount of liability incurred, or that may be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause (A) or (B).

                  (j) Environmental Conditions. Promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that, and notice of any Release required to be reported to any federal, state, local or foreign governmental or regulatory agency under any applicable Environmental Laws and of any remedial action taken by the Borrower or any of its Subsidiaries or any other Person of which the Borrower has knowledge in response to any Hazardous Materials or any Environmental Actions that, could (i) reasonably be expected to have a Material Adverse Effect or
         (ii) cause any property described in the mortgages to be subject to any restrictions on ownership, occupancy use or transferability under any Environmental Law.

                  (k) Leased Property. As soon as available and in any event within 45 days after the end of each Fiscal Quarter, a report supplementing Schedule 4.01(v) hereto, including an identification of all leased property disposed of by the Borrower or any of its Subsidiaries during such Fiscal Quarter, a list and description (including the street address, county or other relevant jurisdiction, state, record owner, book value thereof and in the case of leases of property, lessor, lessee, expiration date and annual rental cost thereof) of all real property acquired or leased during such Fiscal Quarter and a description of such other changes in the information, included in such Schedule as may be necessary for such Schedule to be accurate and complete.

                  (l) Insurance. As soon as available and in any event within 30 days after the end of each Fiscal Year, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for the Borrower and its Subsidiaries and containing such additional information as any Lender Party (through the Agent) may reasonably specify.

                  (m) Borrowing Base Certificate. As soon as available and in any event within 15 days after the end of each month, a Borrowing Base Certificate, as at the end of the immediately preceding month, certified by the chief financial officer of the Borrower.

                  (n) Other Information. Such other information (i) delivered to the shareholders of the Borrower or any of its Subsidiaries, including, without limitation, proxy statements, financial statements and reports, or required to be filed with the SEC or any national securities exchange, including, without limitation, any Forms 10-K, 10-Q and 8-K, in each case promptly after the sending or filing thereof and (ii) respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries as any Lender Party (through the Agent) may from time to time reasonably request.

                  (o) [Intentionally omitted.]

                  (p) [Intentionally omitted.]

                  (q) Supplemental Leased Real Property Reports. As soon as available and in any event not later than 30 days after the end of each Fiscal Quarter, commencing on June 30, 2001, a supplement to the Leased Real Property Report in form and substance reasonably satisfactory to the Agent and the Required Lenders.

                  (r) As soon as available and in any event within 15 days after the end of each month, a schedule of all Accounts Payable, as at the end of the immediately preceding month, certified by the chief financial officer of the Borrower.

            SECTION 5.04. Financial Covenants. So long as any Advance or any other Obligation of any Loan Party under or in respect of any Loan Document shall remain unpaid, any Secured Hedge Agreement shall be in effect or any Lender Party shall have any Term Advance Exposure or any Working Capital Commitment hereunder, the Borrower will:

                  (a) [Intentionally omitted.]

                  (b) [Intentionally omitted.]

                  (c) Interest Coverage Ratio. Maintain on a Consolidated basis for itself and its Subsidiaries an Interest Coverage Ratio for each Fiscal Quarter ending on or prior to June 30, 2002, determined as of the last day of such Fiscal Quarter, of not less than the ratio set forth below for such Fiscal Quarter:

                  FISCAL QUARTER ENDING IN            RATIO
                  ------------------------            -----
                  June 2001                       1.40 to 1.00
                  September 2001                  2.00 to 1.00
                  December 2001                   2.30 to 1.00
                  March 2002                      1.55 to 1.00

                  (d) Capital Expenditures. Until such time as the Borrower shall have delivered the Capital Expenditure Plan pursuant to Section 5.01(u), and the Agent and Required Lenders shall have amended this
         Section 5.04(d) with revised Capital Expenditure limits, the Borrower and its Subsidiaries may make additional Capital Expenditures for necessary and routine purposes in an aggregate amount not to exceed $500,000, in each case without the consent of the Agent or any Lender; provided, however, that neither the Borrower nor any of its Subsidiaries may make Capital Expenditures in excess of $250,000 in any Fiscal Quarter. After the Capital Expenditure Plan has been approved (either with respect to 2001 or 2002, as applicable), the Borrower and its Subsidiaries may make Capital Expenditures in accordance with such Capital Expenditure Plan.

                  (e) Minimum Cumulative EBITDA. For the period commencing on the Restatement Date through December 31, 2001, maintain on a Consolidated basis for the Borrower and its Subsidiaries as at the last day of each fiscal month set forth below cumulative EBITDA for the period (taken as a single accounting period) from January 1, 2001 to such last day of such fiscal month in an aggregate amount not less than the amount corresponding to such fiscal month below:

                                               MINIMUM CUMULATIVE
                  FISCAL MONTH                       EBITDA
                  ------------                       ------
                  April 2001                       $ 4,343,000
                  May 2001                         $ 5,974,000
                  June 2001                        $ 8,110,000
                  July 2001                        $ 9,894,000
                  August 2001                      $12,022,000
                  September 2001                   $13,736,000
                  October 2001                     $15,787,000
                  November 2001                    $18,222,000
                  December 2001                    $20,301,000

         ; provided that on and after January 1, 2002, Borrower shall maintain on a Consolidated basis for Borrower and its Subsidiaries as of the last day of each fiscal month, cumulative EBITDA for the Rolling Period ending as of the last day of each such fiscal month in an aggregate amount of not less than the correlative amount set forth for such month on Schedule 5.04(e) hereto.

                  (f) Minimum Revenue Amount. For the period commencing on the Restatement Date through December 31, 2001, maintain on a Consolidated basis for itself and its Subsidiaries as at the last day of each fiscal month set forth below a minimum gross revenue from the operations of their business in the ordinary course of business (excluding any extraordinary, non-recurring revenue) for the rolling three month period ending thereon in an aggregate amount not less than the amount corresponding to such fiscal month below:

                                                 MINIMUM REVENUE
                  FISCAL MONTH                       AMOUNT
                  ------------                       ------
                  April 2001                       $52,326,000
                  May 2001                         $54,567,000
                  June 2001                        $56,109,000
                  July 2001                        $57,668,000
                  August 2001                      $58,671,000
                  September 2001                   $57,759,000
                  October 2001                     $58,600,000
                  November 2001                    $58,638,000
                  December 2001                    $59,492,000


                                   ARTICLE VI

                                EVENTS OF DEFAULT

            SECTION 6.01. Events of Default. If any of the following events ("EVENTS OF DEFAULT") shall occur and be continuing:

                  (a) (i) the Borrower shall fail to pay any principal of any Advance when the same becomes due and payable, or (ii) the Borrower shall fail to pay any interest on any Advance or any Loan Party shall fail or make any other payment under any Loan Document within two Business Days of when the same becomes due and payable; or

                  (b) any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

                  (c) any Loan Party shall fail to perform or observe any term, covenant or agreement contained in Sections 2.14, 5.01(e), (f), (i),
         (j), and (m), 5.02, 5.03 or 5.04; or

                  (d) any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 15 days after the earlier of the date on which (A) a Responsible Officer of the Borrower becomes aware of such failure or (B) written notice thereof shall have been given to the Borrower by the Agent or any Lender Party; or

                  (e) any Loan Party or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt that is outstanding in a principal amount (or, in the case of any Hedge Agreement, an Agreement Value) of at least $1,000,000 either individually or in the aggregate (but excluding Debt outstanding hereunder) of such Loan Party or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature, or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, in each case prior to the stated purchase, or defease such Debt shall be required to be made upon maturity thereof; or

                  (f) any Loan Party or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against any Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur, or any Loan Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

                  (g) any judgment or order for the payment of money in excess of $500,000 (to the extent not fully paid or discharged) shall be rendered against any Loan Party or any of its Subsidiaries and either
         (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (h) any non-monetary judgment or order shall be rendered against any Loan Party or any of its Subsidiaries that could reasonably be likely to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (i) any provision of any Loan Document after delivery thereof, pursuant to Section 3.01 or 5.01(j) or (k), shall for any reason cease to be valid and binding on or enforceable against any Loan Party to it, or any such Loan Party shall so state in writing; or

                  (j) any Collateral Document after delivery thereof, pursuant to Section 3.01 or 5.01(j) or (k), shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on and security interest in the Collateral purported to be covered thereby, subject only to the Liens permitted hereunder; or

                  (k) a Change of Control shall occur; or

                  (l) any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Event) exceeds $500,000; or

                  (m) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $500,000 or requires payments exceeding $100,000 per annum; or

                  (n) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $100,000; or

                  (o) there shall occur any Material Adverse Change (as determined based on the financial conditions of the Borrower and its Subsidiaries as of the Restatement Date);

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Working Capital Commitments of each Working Capital Lender and the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, (A) by notice to the Borrower, declare the Advances, all interest thereon and all other amounts payable under this Agreement, the Notes, if any, and the other Loan Documents to be forthwith due and payable, whereupon the Advances, all such


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
interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to any Loan Party or any of its Subsidiaries under the Bankruptcy Code, (x) the Working Capital Commitments of each Working Capital Lender and the obligation of each Lender to make Advances shall automatically be terminated and (y) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower.

            SECTION 6.02. [Intentionally omitted.].

                                   ARTICLE VII

                                    THE AGENT

            SECTION 7.01. Authorization and Action. Each Lender Party hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Debt resulting from the Advances), the Agent shall not be required to exercise any discretion or take any action but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lender Parties and all holders of Notes; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement or applicable law. The Agent agrees to give to each Lender Party prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

            SECTION 7.02. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (a) may treat the Lender that made any Advance as the holder of the Debt resulting therefrom until the Agent receives and accepts an Assignment and Acceptance entered into by such Lender, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.07; (b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender Party and shall not be responsible to any Lender Party for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party; (e) shall not be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex) believed by it to be genuine and signed or sent by the proper party or parties.

            SECTION 7.03. BNP and Affiliates. With respect to its Working Capital Commitments, the Advances made by it and any Notes issued to it, BNP shall have the same rights and powers under the Loan Documents as any other Lender Party and may exercise the same as though it were not the Agent; and the term "Lender Party" or "Lenders Parties" shall, unless otherwise expressly indicated, include BNP in its individual capacity. BNP and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person who may do business with or own securities of any Loan Party or any such Subsidiary, all as if BNP were not the Agent and without any duty to account therefor to the Lender Parties.

            SECTION 7.04. Lender Party Credit Decision. Each Lender Party acknowledges that it has, independently and without reliance upon the Agent or any other Lender Party and based on the financial statements referred to in
Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges that it will, independently and without reliance upon the Agent or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

            SECTION 7.05. Indemnification. (a) Each Lender Party severally agrees to indemnify each Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, reasonable fees and expenses of counsel) that may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Agent under the Loan Documents (collectively, the "INDEMNIFIED COSTS"); provided, however, that no Lender Party shall be liable for any portion of such Indemnified Costs resulting from the Agent's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender Party agrees to reimburse the Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 8.04, to the extent that the Agent is not promptly reimbursed for such costs and expenses by the Borrower. For purposes of this Section 7.05, the Lender Parties' respective ratable shares of any amount shall be determined, at any time, according to the sum of (a) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lender Parties, and (b) their respective Unused Working Capital Commitments at such time. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 7.05 applies whether any such investigation, litigation or proceeding is brought by the


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
Agent, any Lender, any other Lender Party or a third party. The failure of any Lender Party to reimburse the Agent promptly upon demand for its ratable share of any amount required to be paid by the Lender Party to the Agent as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse the Agent for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse the Agent for such other Lender Party's ratable share of such amount.

                  (b) Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section 7.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

            SECTION 7.06. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lender Parties and the Borrower, and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent or Agents, as the case may be, to any Lender Party or, if no Default has occurred and is continuing, with the consent of the Borrower, which consent shall not be unreasonably withheld, to any other Person meeting the requirement specified in this Section 7.06. If no such successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after such retiring Agent's giving of notice of resignation or the Required Lenders' removal of such retiring Agent, then such retiring Agent may, on behalf of the Lender Parties, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Agent, hereunder by a successor Agent, and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the mortgages, if any, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Agent shall succeed to and become vested with the rights, powers, discretion, privileges and duties of such retiring Agent, and such retiring Agent shall be discharged from its duties and obligations under the Loan Documents. If within 45 days after written notice is given of such retiring Agent's resignation or removal under this Section 7.06 no successor Agent, shall have been appointed and shall have accepted such appointment, then on such 45th day (i) such retiring Agent's resignation or removal shall become effective, (ii) such retiring Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Required Lenders shall thereafter perform all duties of such retiring Agent under the Loan Documents until such time, if any, as the Required Lenders appoint a successor Agent, as provided above. After any retiring Agent's resignation or removal hereunder as Agent, shall become effective, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent, under this Agreement.

            SECTION 7.07. [Intentionally Omitted].


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
                                  ARTICLE VIII

                                  MISCELLANEOUS

            SECTION 8.01. Amendments, Etc. (a) No amendment or waiver of any provision of this Agreement or any Notes or any other Loan Document, nor consent to any departure by the Borrower or any other Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Collateral Documents, consented to) by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (i) no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders, do any of the following at any time: (A) waive any of the conditions specified in Section 3.01 or, in the case of any Working Capital Borrowing,
Section 3.02, (B) change the percentage of (x) the Working Capital Commitments, or (y) the aggregate unpaid principal amount of the Advances that, in each case, shall be required for the Lenders or any of them to take any action hereunder,
(C) release all or substantially all of the Collateral in any transaction or series of related transactions or permit the creation, incurrence, assumption or existence of any Lien on all or substantially all of the Collateral in any transaction or series of related transactions to secure any Obligations, other than Obligations owing to the Secured Parties under the Loan Documents, (D) amend this Section 8.01 or Section 5.01(v), or (E) release any Guarantor from its obligations under the Loan Documents (except in connection with a transaction permitted under Section 5.02(e)); and (ii) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each Lender that has any Term Advance Exposure or a Working Capital Commitment if affected by such amendment, waiver or consent (A) increase the Working Capital Commitments of such Lender or amend Section 2.13, (B) reduce the principal of, or interest on, the Advances payable to such Lender or any fees or other amounts payable hereunder to such Lender, (C) postpone any date fixed for any payment of principal of, or interest on, the Advances payable to such Lender or any fees or other amounts payable hereunder to such Lender or (D) change the order of application of any prepayment set forth in Section 2.06 in any manner that materially affects such Lender; provided further, however, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or the other Loan Documents.

                  (b) Each Lender Party grants (x) to the Agent the right to purchase all (but not less than all) of such Lender Party's Working Capital Commitments and Advances owing to it and all of its rights and obligations hereunder, including costs, if any, payable to such Lender under Section 8.04, and under the other Loan Documents at a price equal to the aggregate amount of outstanding Advances owed to such Lender Party (together with all accrued and unpaid interest and fees owed to such Lender), and (y) so long as no Default has occurred and is continuing, to the Borrower the right to cause an assignment of all (but not less than all) of such Lender Party's Working Capital Commitments and Advances owing to it and all of its rights and obligations hereunder and under the other Loan Documents, which right may be exercised by the Agent or the Borrower, as the case may be, if such Lender Party refuses to execute any amendment, waiver or consent which requires the written consent of all the Lenders and to which the Required Lenders, the Agent and the Borrower have agreed. Each Lender Party agrees that if


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
the Agent or the Borrower, as the case may be, exercises its option hereunder, it shall promptly execute and deliver all agreements and documentation necessary to effectuate such assignment as set forth in Section 8.07.

            SECTION 8.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered by an overnight courier of nationally recognized standing, if to the Borrower or any other Loan Party, at the address of the Borrower at TeleSpectrum Worldwide Inc., 443 South Gulph Road, King of Prussia, PA 19406, Attention: Chief Financial Officer, telecopier number (610) 878-7475; if to any Lender, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender Party, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender Party; and if to the Agent, at its address at 787 Seventh Avenue, New York, New York 10019,
Attention: Amy Kirschner, telecopier number (212) 841-3565; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telegraphed, telecopied, telexed or sent by courier, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier, confirmed by telex answerback or delivered to the overnight courier, respectively, except that notices and communications to the Agent pursuant to Articles II, III or VIII shall not be effective until received by the Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

            SECTION 8.03. No Waiver; Remedies. No failure on the part of any Lender Party or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

            SECTION 8.04. Costs and Expenses. (a) The Borrower agrees to pay on demand (i) all costs and expenses of the Agent and each Lender in connection with the negotiation, preparation, execution, delivery, administration, modification and amendment of this Agreement and the Loan Documents (including, without limitation, (A) all due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of counsel for the Agent and each Lender and financial advisers for the Agent, with respect to advising the Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default, and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto), and (ii) all costs and expenses of the Agent and Lender in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Agent and each Lender Party and any financial advisor for the Agent and each Lender Party with respect thereto).

                  (b) The Borrower agrees to indemnify and hold harmless the Agent, each Lender Party and each of their Affiliates and their officers, directors, employees, agents and advisors (each an "INDEMNIFIED PARTY") from and against any and all Indemnified Costs that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of the preparation for a defense of any investigation, litigation or proceeding arising out of, related to or in connection with (i) the Facilities, the actual or proposed use of the proceeds of the Advances, the Loan Documents or any of the transactions contemplated thereby, including, without limitation, any acquisition or proposed acquisition by the Equity Investors or any of their Subsidiaries or Affiliates of all or any portion of the stock or debt securities or substantially all the assets of the Borrower or any of its Subsidiaries, or by the Borrower or any of its Subsidiaries or Affiliates of all or any portion of the stock or debt securities or substantially all the assets of IDRC or any of its Subsidiaries, or (ii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, except to the extent such Indemnified Costs are found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 8.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrower also agrees not to assert any claim against the Agent, any Lender Party or any of their Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Advances, the Loan Documents or any of the transactions contemplated thereby.

                  (c) [Intentionally Omitted.]

                  (d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Agent or any Lender Party, in its sole discretion.

                  (e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrower contained in Sections 2.10 and 2.12 and this Section
8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

            SECTION 8.05. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Agent to declare the Advances due and payable pursuant to the provisions of Section 6.01, each Lender Party and each of its respective

Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender Party or such Affiliate to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement and the Note or Notes (if any) held by such Lender Party, irrespective of whether such Lender Party shall have made any demand under this Agreement or such Note or Notes and although such obligations may be unmatured. Each Lender Party agrees promptly to notify the Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender Party and its respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender Party and its respective Affiliates may have.

            SECTION 8.06. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Agent and when the Agent shall have been notified by each Lender that such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent and each Lender Party and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender Parties.

            SECTION 8.07. Assignments and Participations. (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Working Capital Commitment, the Advances owing to it and any Note or Notes held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of one or more Facilities, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender, an Affiliate of any Lender, or an Approved Fund of any Lender, or an assignment of all of a Lender's rights and obligations under any Facility, the aggregate amount of the Working Capital Commitments and Advances being assigned to such Eligible Assignee pursuant to such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $2,000,000 and shall be in an integral multiple of $500,000, (iii) each such assignment shall be to an Eligible Assignee, and (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,500.

                  (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance,
(x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder, and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).


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
                  (c) By executing and delivering an Assignment and Acceptance, each Lender Party assignor thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and hereto as follows:
(i) other than as provided in such Assignment and Acceptance, such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in, or in connection with, this Agreement or any other Loan Document or the execution, legality, validity, enforceability, efficiency or value of or genuineness of the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (ii) such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any Agent, such assigning Lender Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes each of the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                  (d) The Agent shall maintain at its address referred to in
Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it, and a register for the recordation of the names and addresses of the Lender Parties and the Working Capital Commitment of, and principal amount of the Advances owing to, each Lender Party from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lender Parties may treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender Party and an assignee, together with any Note or Notes requested by the Assignee subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower.

                  (f) Each Lender Party may sell participations in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Working Capital Commitments, the Advances owing to it, and any Note or Notes held by it), to


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any Person other than any Loan Party or any of its Subsidiaries or Affiliates;
provided, however, that (i) such Lender Party's obligations under this Agreement (including, without limitation, its Working Capital Commitments) shall remain unchanged, (ii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender Party shall remain the holder of such Advances and any such Note for all purposes of this Agreement, (iv) the Borrower, the Agent and the other Lender Parties shall continue to deal solely and directly with such Lender Party, in connection with such Lender Party's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Advances or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral.

                  (g) Any Lender Party may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower or any Loan Party furnished to such Lender Party by or on behalf of the Borrower.

                  (h) Notwithstanding any other provision set forth in this Agreement, any Lender Party may at any time create a security, interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and any Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System or, if such Lender Party is an Approved Fund, to the trustee of such Approved Fund solely to the extent required by, and in accordance with, the indenture and other constating documents of such Approved Fund.

            SECTION 8.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

            SECTION 8.09. [Intentionally Omitted].

            SECTION 8.10. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any jurisdiction thereof, in any action or proceeding rising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final Judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions, by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

                  (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            SECTION 8.11. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

            SECTION 8.12. Judgment. (a) Rate of Exchange. If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any other Loan Document in another currency into Dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Agent could purchase such other currency with Dollars in New York City, New York, at the close of business on the Business Day immediately preceding the day on which final judgment is given, together with any premiums and costs of exchange payable in connection with such purchase.

                  (b) Currency Indemnity. The obligation of the Borrower in respect of any sum due from it to the Agent or any Lender hereunder or under any other Loan Document shall, notwithstanding any judgment in a currency other than Dollars, be discharged only to the extent that on the Business Day next succeeding receipt by the Agent or such Lender of any sum adjudged to be so due in such other currency, the Agent or such Lender, as the case may be, may, in accordance with normal banking procedures, purchase Dollars with such other currency. If the Dollars so purchased are less than the sum originally due to the Agent or such Lender in Dollars, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Agent or such Lender against such loss, and if the Dollars so purchased exceed the sum originally due to the Agent or any Lender in Dollars, the Agent or such Lender agrees to remit to such Borrower such excess.

            SECTION 8.13. Waiver of Jury Trial. Each of the Loan Parties, the Agent and the Lender Parties irrevocably waives all right to trial by Jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Advances or the actions of the Agent or any Lender Party in the negotiation, administration, performance or enforcement thereof by their respective officers thereunto duly authorized, as of the date first above written.

            SECTION 8.14. Confidentiality. The Agent and each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as confidential by the Borrower in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, it being understood and agreed by the Borrower that in any event a Lender may make disclosures to Affiliates of such Lender or disclosures reasonably required by any bona fide assignee, transferee or participant or prospective assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of any Loans or any participations therein or disclosures required or requested by any governmental agency or representative thereof or pursuant to legal process; provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and provided, further that in no event shall any Lender be obligated or required to return any materials furnished by the Borrower or any of its Subsidiaries.

            SECTION 8.15. Release and Waiver. The Borrower and each of its Subsidiaries (collectively, the "RELEASORS") hereby releases, remises, acquits and forever discharges Agent, each Lender and each of their respective employees, agents representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, related corporate divisions, participants and assigns (all of the foregoing hereinafter called the "RELEASED PARTIES"), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, setoffs, recoupments, counterclaims, defenses, damages and expenses of any and every character, known or unknown, suspected or unsuspected, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter arising, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to this Agreement, the Existing Credit Agreement, the other Loan Documents or any of the Related Documents (all of the foregoing hereinafter called the "RELEASED MATTERS"). Each Releasor acknowledges that the agreements in this Section 8.15 are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters and constitute a complete waiver of any right of setoff or recoupment, counterclaim or defense of any nature whatsoever which arose prior to the date hereof to payment or performance of the Obligations. Each Releasor represents and warrants that it has no knowledge of any claim by it against the Released Parties or of any facts, or acts or omissions of the Released Parties which on the date hereof would be the basis of a claim by the Releasors against the Released Parties which is not released hereby. Each Releasor represents and warrants that it has not purported to transfer, assign, pledge or otherwise convey any of its right, title or interest in any Released Matter to any other person or entity and that the foregoing constitutes a full and complete release of all Released Matters. Releasors have granted this release freely, and voluntarily and without duress.

            The Borrower and its Subsidiaries for itself and any successor (including any trustee or debtor in possession in a case under the Bankruptcy
Code) hereby knowingly, voluntarily, intentionally and irrevocably waive any right which it may have upon the commencement of a case under the Bankruptcy Code to object to or otherwise seek to disallow or subordinate any of the Obligations of any Loan Party under the Loan Documents.

                  [Remainder of page intentionally left blank.]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                    TELESPECTRUM WORLDWIDE INC.



                                    By:
                                       ---------------------------------
                                       Name:
                                       Title:

                                    BNP PARIBAS (f/k/a BANQUE NATIONALE DE
                                    PARIS), as Administrative Agent,
                                    Collateral Agent and a Lender



                                    By:
                                       ---------------------------------
                                       Name:
                                       Title:



                                    By:
                                       ---------------------------------
                                       Name:
                                       Title:

                                    BANK OF AMERICA, N.A.
                                    as a Lender



                                    By:
                                       ---------------------------------
                                       Name:
                                       Title:

                                    FLEET NATIONAL BANK (f/k/a BANKBOSTON,
                                    N.A.), as a Lender



                                    By:
                                       ---------------------------------
                                       Name:
                                       Title:

                                    VAN KAMPEN PRIME RATE INCOME TRUST, as a
                                     Lender



                                    By:  Van Kampen Investment Advisory Corp.


                                    By:
                                       ---------------------------------
                                       Name:
                                       Title:

                                   VAN KAMPEN SENIOR FLOATING RATE FUND, as
                                    a Lender



                                    By:  Van Kampen Investment Advisory Corp.


                                    By:
                                       ---------------------------------
                                       Name:
                                       Title:

                                    VAN KAMPEN SENIOR INCOME TRUST, as a
                                     Lender



                                    By:  Van Kampen Investment Advisory Corp.


                                    By:
                                       ---------------------------------
                                       Name:
                                       Title:

                                    IBJ WHITEHALL BANK & TRUST COMPANY, as a
                                     Lender



                                    By:
                                       ---------------------------------
                                       Name:
                                       Title:

                                    WELLS FARGO BANK, N.A., as a Lender



                                    By:
                                       ---------------------------------
                                       Name:
                                       Title:

                                    FIRST SOURCE LOAN OBLIGATIONS TRUST, as a
                                     Lender



                                    By:  First Source Financial, Inc., its
                                         Servicer and Administrator


                                    By:
                                       ---------------------------------
                                       Name:
                                       Title:

                                    KZH ING-1 LLC, as a Lender



                                    By:
                                       ---------------------------------
                                       Name:
                                       Title:

                                    KZH ING-2 LLC, as a Lender



                                    By:
                                       ---------------------------------
                                       Name:
                                       Title:

                                    KZH ING-3 LLC, as a Lender



                                    By:
                                       ---------------------------------
                                       Name:
                                       Title:

                                    ARCHIMEDES FUNDING, L.L.C. , as a Lender



                                    By:  ING Capital Advisors, LLC,
                                         as Collateral Manager


                                    By:
                                       ---------------------------------
                                       Name:
                                       Title:

                                    ARCHIMEDES FUNDING II, L.L.C., as a Lender



                                    By:  ING Capital Advisors, LLC,
                                         as Collateral Manager



                                    By:
                                       ---------------------------------
                                       Name:
                                       Title:

                                    FIRST DOMINION FUNDING III, as a Lender



                                    By:
                                       ---------------------------------
                                       Name:
                                       Title: